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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

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M&T Bank Corporation

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M&T BANK CORPORATION
One M&T Plaza
Buffalo, New York 14203

Notice of 2004 Annual Meeting of Stockholders
and
Proxy Statement

M&T BANK CORPORATION
One M&T Plaza
Buffalo, New York 14203

March 10, 2004

Dear Stockholder,

You are cordially invited to attend the 2004 annual meeting of stockholders of M&T Bank Corporation. Our annual meeting will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 20, 2004 at 11:00 a.m.

Stockholders will be asked to elect 26 directors and to consider ratifying the appointment of PricewaterhouseCoopers LLP as our independent public accountant for the year ending December 31, 2004. Information about the nominees for director and PricewaterhouseCoopers LLP can be found in the attached proxy statement.

Whether or not you presently plan to attend the meeting, please indicate your vote by using the enclosed proxy card or by voting by telephone or the Internet. You may withdraw your proxy if you attend the meeting and wish to vote in person.

I urge you to vote for the election of all 26 nominees and to ratify the appointment of PricewaterhouseCoopers LLP as the independent public accountant of M&T Bank Corporation.

ROBERT G. WILMERS
Chairman of the Board, President
and Chief Executive Officer

YOUR VOTE IS IMPORTANT

It is important that your shares be represented and voted at the Annual Meeting of Stockholders. Stockholders whose shares are held in registered form have a choice of using a traditional proxy card or voting by telephone or the Internet, as described on your proxy card. Stockholders or other beneficial owners of shares whose shares are held in the name of a broker, bank or other holder of record must vote using the form of proxy sent by the nominee. Check your proxy card or the information forwarded by your broker, bank or other holder of record to see which options are available to you. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on any matter brought before the meeting.

DISCONTINUE DUPLICATE MAILINGS

M&T Bank Corporation currently provides annual reports to stockholders who receive proxy statements. If you are a stockholder of record and have more than one account in your name or the same address as other stockholders of record, you may authorize M&T Bank Corporation to discontinue mailings of multiple annual reports. To discontinue duplicate mailings, please either mail your request to M&T Bank Corporation, Attention: Investor Relations, One M&T Plaza, Buffalo, New York 14203, or send your request to Investor Relations via electronic mail at ir@mandtbank.com.

M&T BANK CORPORATION
One M&T Plaza
Buffalo, New York 14203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	11:00 a.m., local time, on Tuesday, April 20, 2004.

PLACE	One M&T Plaza
10th Floor
Buffalo, New York 14203

ITEMS OF BUSINESS	(1) To elect 26 directors for a term of one (1) year and until their successors have been elected and qualified.

(2) To ratify the appointment of PricewaterhouseCoopers LLP as the independent public accountant of M&T Bank Corporation for the year ending December 31, 2004.

(3) To transact such other business as may properly come before the meeting and any adjournments thereof.

RECORD DATE	Holders of the Common Stock of record at 5:00 p.m. on February 27, 2004 are entitled to vote at the meeting.

VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by proxy by using one of the following methods: Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose, or vote by telephone or the Internet using the instructions on the enclosed proxy card. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Annual Meeting of Stockholders. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on any matter brought before the meeting.

March 10, 2004	MARIE KING Corporate Secretary

INTRODUCTION
VOTING RIGHTS
PRINCIPAL BENEFICIAL OWNERS OF SHARES
ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR
PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT PUBLIC ACCOUNTANT OF M&T BANK CORPORATION
Audit Fees
Audit-Related Fees
Tax Fees
All Other Fees
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant
STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
Section 16(a) Beneficial Ownership Reporting Compliance
PERFORMANCE GRAPH
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Nomination, Compensation and Governance Committee Report on Executive Compensation
Overview of Executive Compensation Policy
Salaries
Annual Incentive Plan
Stock Option Awards
2003 Executive Compensation Determinations
Internal Revenue Code Section 162(m)
Nomination, Compensation and Governance Committee Interlocks and Insider Participation
Executive Compensation
Summary Compensation Table
Stock Option Grants in 2003
Stock Options Exercised in 2003 and Year-End Values
Pension Plan
Supplemental Retirement Benefits
M&T Bank Corporation Directors’ Fees
M&T Bank Directors’ Fees
TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE OF M&T BANK CORPORATION
BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND ATTENDANCE
Board of Directors, Determination of Independence and Attendance
Executive Sessions of the Board of Directors
Audit Committee
Report of the Audit Committee
Nomination, Compensation and Governance Committee
Executive Committee
CODES OF BUSINESS CONDUCT AND ETHICS
SOLICITATION COSTS
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A
APPENDIX B
APPENDIX C
APPENDIX D

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M&T BANK CORPORATION

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of M&T Bank Corporation of proxies in the accompanying form for use at the 2004 Annual Meeting of Stockholders or any adjournment or adjournments thereof.

The proxies designated on the form, or any one of them, may exercise all the powers of said proxies and each shall have the power to appoint a substitute to act in such proxy’s place.

The Annual Meeting of Stockholders of M&T Bank Corporation will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 20, 2004, at 11:00 a.m., Eastern Daylight Time.

M&T Bank Corporation’s mailing address is One M&T Plaza, Buffalo, New York 14203, and its telephone number is (716) 842-5445.

This Proxy Statement and the accompanying form of proxy are first being sent to stockholders of record on or about March 10, 2004. A copy of M&T Bank Corporation’s Annual Report for 2003, including financial statements, has either previously been delivered or accompanies this Proxy Statement, but is not part of the proxy solicitation materials.

VOTING RIGHTS

Stockholders of record at 5:00 p.m., Eastern Standard Time, on February 27, 2004 are entitled to vote at the Annual Meeting. At that time, M&T Bank Corporation had outstanding 119,105,785 shares of common stock, $0.50 par value per share (“Common Stock”). Each share of Common Stock is entitled to one vote. Shares may not be voted at the meeting unless the owner is present or represented by proxy. A stockholder can be represented through the return of a physical proxy or by utilizing the telephone or Internet voting procedures. The telephone and Internet voting procedures are designed to authenticate stockholders by use of a control number and allow stockholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. A stockholder giving a proxy may revoke it at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to Marie King, Corporate Secretary, at the address set forth above, or by the vote of the stockholder in person at the Annual Meeting.

Proxies will be voted in accordance with the stockholder’s direction, if any. Unless otherwise directed, proxies will be voted in favor of the election as directors of the persons named under the caption “NOMINEES FOR DIRECTOR,” and in favor of ratifying the appointment of PricewaterhouseCoopers LLP as the independent public accountant of M&T Bank Corporation for the year ending December 31, 2004.

The presence in person or by proxy of the holders of a majority of the outstanding Common Stock will constitute a quorum for the transaction of business at the meeting. Broker non-votes will be counted as being present or represented at the meeting for purposes of establishing a quorum.

The vote of a plurality of the shares of Common Stock present or represented at the meeting is required for the election of directors, assuming a quorum is present or represented at the meeting.

The vote of a majority of the votes cast at the meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as the independent public accountant of M&T Bank Corporation for the year ending December 31, 2004, assuming a quorum is present or represented at the meeting. An abstention with respect to the ratification of PricewaterhouseCoopers LLP as the independent public accountant for M&T Bank Corporation will not constitute a vote cast and therefore will not affect the outcome of the vote on the ratification of PricewaterhouseCoopers LLP as the independent public accountant for M&T Bank Corporation.

Broker non-votes will not constitute votes cast for purposes of determining, and therefore will have no effect on, the outcome of the vote for the election of directors or the ratification of PricewaterhouseCoopers LLP as the independent public accountant for M&T Bank Corporation.

PRINCIPAL BENEFICIAL OWNERS OF SHARES

The following table sets forth certain information with respect to all persons or groups known by M&T Bank Corporation to be the beneficial owners of more than 5% of its outstanding Common Stock as of February 27, 2004.

		Number		Percent
Name and address of beneficial owner		of shares		of class

Allied Irish Banks, p.l.c.	Bankcentre, Ballsbridge	26,700,000	(1)	22.42%
	Dublin 4, Ireland

Robert G. Wilmers and others:

R.I. REM Investments S.A.	Eskildsen & Eskildsen	4,513,200		3.79%
	Calle 50
	102 Edifico Universal Planta Baja
	Panama

Interlaken Foundation	2214 Massachusetts Ave., N.W.	25,000		less than 1%
	Washington, D.C. 20008

St. Simon Charitable	2214 Massachusetts Ave., N.W.	117,307		less than 1%
Foundation	Washington, D.C. 20008

Roche Foundation	One M&T Plaza, 19th floor	99,333		less than 1%
	Buffalo, NY 14203

West Ferry Foundation	One M&T Plaza, 19th floor	191,180		less than 1%
	Buffalo, NY 14203

Elisabeth Roche Wilmers	One M&T Plaza, 19th floor	502,610		less than 1%
	Buffalo, NY 14203

Robert G. Wilmers	One M&T Plaza, 19th floor	5,499,551		4.59%
	Buffalo, NY 14203

Group Total		10,515,361	(2)	8.77%

		Number	Percent
Name and address of beneficial owner		of shares	of class

Berkshire Hathaway Inc.	1440 Kiewit Plaza	6,708,760 (3)	5.63%
	Omaha, NE 68131

(1)  Allied Irish Banks, p.l.c. (“AIB”) has filed with the U.S. Securities and Exchange Commission (“SEC”) a Schedule 13D reporting that it is the beneficial owner of in excess of 5% of the outstanding shares of Common Stock and that it has sole voting and dispositive power with respect to the indicated shares.

(2)  The members of this group have jointly filed with the SEC a Schedule 13D, as amended, indicating that they constitute a “group” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Each member of the group has indicated in such amended Schedule 13D or otherwise advised M&T Bank Corporation that such member has sole voting and dispositive power with respect to the shares indicated opposite such member’s name in the table.

Robert G. Wilmers, chairman of the board, president and chief executive officer of M&T Bank Corporation, is the trustee of the West Ferry Foundation, a charitable trust formed by him, and, as trustee, he holds sole voting and dispositive power over the shares which it owns. Mr. Wilmers is also the sole director and president of the Roche Foundation, and he holds sole voting and dispositive power over the shares owned by it. He is a director and president of the Interlaken Foundation and the St. Simon Charitable Foundation, and he holds voting and dispositive power over the shares owned by each of them. As to Mr. Wilmers, the shares indicated in the table include the shares owned by the Interlaken Foundation, the West Ferry Foundation, the Roche Foundation, and the St. Simon Charitable Foundation, 400,000 shares owned by a limited liability company of which he is the sole member, and 766,999 shares subject to options granted under the M&T Bank Corporation 1983 Stock Option Plan (the “1983 Stock Option Plan”) and the M&T Bank Corporation 2001 Stock Option Plan (the “2001 Stock Option Plan”) which are currently exercisable or are exercisable within 60 days after February 27, 2004 and which were deemed to be outstanding for purposes of calculating the percentage of outstanding shares beneficially owned by Mr. Wilmers and the group. See also the footnotes applicable to Mr. Wilmers in the table set forth under the caption “STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS.”

(3)  Warren E. Buffett, Berkshire Hathaway Inc., National Indemnity Company, OBH, Inc., National Fire and Marine Insurance Company, GEICO Corporation and Government Employees Insurance Company have jointly filed with the SEC a Schedule 13G, as amended, reporting that they are the beneficial owners of in excess of 5% of the outstanding shares of Common Stock and that they have shared voting and dispositive power with respect to the indicated shares.

M&T Bank Corporation is the sponsor of various employee benefit plans that hold an aggregate amount of 3,093,139 shares of Common Stock as of February 27, 2004, of which its principal banking subsidiary, Manufacturers and Traders Trust Company (“M&T Bank”), has sole voting authority over 327,923 of such shares and votes the remaining 2,765,216 of such shares pursuant to the instructions of the participants in accordance with the terms of the applicable employee benefit plan. Certain of the directors and executive officers of M&T Bank Corporation hold indirect beneficial interests in the holdings of these employee benefit plans. See also footnote (5) in the table set forth under the caption “STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS.”

ELECTION OF DIRECTORS

Shares represented by properly executed proxies will be voted, unless such authority is withheld, for the election as directors of M&T Bank Corporation of the following 26 persons recommended by the Board of Directors, to hold office until the 2005 Annual Meeting of Stockholders and until their successors have been elected and qualified.

Each of the nominees listed below was elected at the 2003 Annual Meeting of Stockholders, except for Messrs. Brumback, Hathaway and Pinto, each of whom was elected on July 15, 2003.

If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election (which events are not expected), it is intended that the shares represented by the proxies will be voted for such other person, if any, as M&T Bank Corporation’s management shall designate. In the event that Messrs. Buckley, Hathaway, Kennedy or Sheehy are unable to serve as directors for any reason, AIB has the right to designate replacements and the shares represented by the proxies will be voted for such designees.

The principal occupation of each of the nominees for the last five years is listed below. The information with respect to the nominees is as of February 27, 2004, and includes each nominee’s affiliations with M&T Bank Corporation’s subsidiary banks, M&T Bank and M&T Bank, National Association (“M&T Bank, N.A.”), and with M&T Bank’s principal operating subsidiaries.

NOMINEES FOR DIRECTOR

WILLIAM F. ALLYN is 68, is a member of the Audit Committee and has been a director since 1998.

Mr. Allyn is past president and chief executive officer of Welch Allyn, Inc., a manufacturer of medical instruments located in the Syracuse, New York area. He is a director of M&T Bank and a member of its Examining Committee. Mr. Allyn is a director of Oneida Limited, Inc. He is a trustee of Syracuse University and an overseer of the Thayer School of Engineering at Dartmouth College. Mr. Allyn is a board member and chairman of Hand Held Products, Inc., a board member and past chairman of the Business Council of New York, and is past chairman of the Manufacturers Association of Central New York.

BRENT D. BAIRD is 65, is a member of the Executive and the Nomination, Compensation and Governance Committees and has been a director since 1983.

Mr. Baird is a private investor. He is a director of M&T Bank and a member of its Executive, Trust and Investment, and Community Reinvestment Act Committees. Mr. Baird is a director of M&T Financial Corporation and a member of M&T Bank’s Directors Advisory Council-New York City Division. He is president of First Carolina Investors, Inc., a non-diversified investment company. Mr. Baird is also a director of Merchants Group, Inc., Todd Shipyards Corporation, and Allied Healthcare Products, Inc.

ROBERT J. BENNETT is 62, is a member of the Executive Committee and has been a director since 1998.

Mr. Bennett is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. He is a member of M&T Bank’s Directors Advisory Council-Syracuse Division. Mr. Bennett served as chairman of the board of M&T Bank Corporation from April 1, 1998 until his retirement on July 18, 2000. He was chairman of the board, president and chief executive officer of ONBANCorp, Inc. and its main bank subsidiary from May 1989 until M&T Bank Corporation’s acquisition of ONBANCorp, Inc. on April 1, 1998. Mr. Bennett is a private investor, a principal of Wooded Valley Estates, LLC, and is a director of Farmers and Traders Life Insurance Company, Welch Allyn, Inc., and Hand Held Products, Inc.

C. ANGELA BONTEMPO is 63, is a member and the chair of the Audit Committee and has been a director since 1991.

Ms. Bontempo is the president, chief executive officer and a director of Saint Vincent Health System, located in Erie, Pennsylvania. From 1998 to June 2001, she was president and chief executive officer of Bryant & Stratton College, a system of colleges headquartered in Buffalo, New York. From 1994 through 1998, Ms. Bontempo served as senior vice president and executive director of the Roswell Park Cancer Institute. She is a director of M&T Bank and a member and the chair of its Examining Committee. Ms. Bontempo is also a member of the advisory board of Ciminelli Development Company, Inc., and is a director of Bryant & Stratton College, Christ the King Seminary in East Aurora, New York, the Pennsylvania Catholic Health Association, the Vantage Holding Group, LLC, and a board member of Healthcare Association of Pennsylvania.

ROBERT T. BRADY is 63, is a member of the Nomination, Compensation and Governance Committee and has been a director since 1994.

Mr. Brady is chairman of the board of directors and chief executive officer of Moog Inc., a worldwide manufacturer of control systems and components for aircraft, satellites and automated machinery. He is a director of M&T Bank. Mr. Brady is a director of Seneca Foods Corporation, National Fuel Gas Company and Astronics Corporation. He is also a director of the Buffalo Niagara Partnership and serves as a trustee of the University at Buffalo Foundation, Inc.

EMERSON L. BRUMBACK is 52 and has been a director since 2003. He is an executive vice president of M&T Bank Corporation.

Mr. Brumback is president, chief operating officer and a director of M&T Bank, a member and the chairman of M&T Bank’s Directors Advisory Council – Jamestown Division, and executive vice president and a director of M&T Bank, N.A. He also is a director and officer of a number of principal subsidiaries of M&T Bank. Mr. Brumback joined M&T Bank in 1997 as executive vice president for retail banking. Previously, he held several positions at Bank One Corporation, including executive vice president for retail distribution as well as chairman, president and chief executive officer of Bank One Cincinnati. Mr. Brumback serves as a director of the Federal Reserve Bank of New York, Buffalo Branch. He also serves on the boards of the Darwin Martin House and the Great Lakes Higher Education Corporation, and is a member of the Consumer Bankers Association Government Relations Committee.

MICHAEL D. BUCKLEY is 59, is a member of the Executive and Nomination, Compensation and Governance Committees and has been a director since 2003.

Mr. Buckley is the group chief executive of AIB and has been a director of AIB since 1995. He is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. Mr. Buckley was a former managing director of the AIB Poland Division and of the AIB Capital Markets Division.

PATRICK J. CALLAN is 68 and has been a director since 1988.

Mr. Callan is a real estate consultant. He retired on January 1, 2001 as a principal of The RREEF Funds, pension fund real estate investment advisors and managers, and as a senior partner of RREEF America Partners. He is a member of M&T Bank’s Directors Advisory Council-New York City Division and a member of its

Mortgage Investment Committee. Mr. Callan is a trustee of BRT Realty Trust and a member of The Real Estate Board of New York, Inc.

R. CARLOS CARBALLADA is 68 and has been a director since 1999.

Mr. Carballada is a director of M&T Bank, a member and the chairman of M&T Bank’s Directors Advisory Council-Rochester Division, and serves as chairman of the M&T Rochester Fund Committee of The M&T Charitable Foundation. He was elected a director of M&T Bank Corporation and M&T Bank upon M&T Bank Corporation’s acquisition of FNB Rochester Corp. on June 1, 1999. From 1992 through May 31, 1999, Mr. Carballada served as president and chief executive officer of FNB Rochester Corp. and its bank subsidiary, First National Bank of Rochester. He is a director of Rochester Midland Corporation. Mr. Carballada is the chancellor emeritus of the New York State Board of Regents. He is also a director of the United Way of Greater Rochester and the Rochester Health Commission.

T. JEFFERSON CUNNINGHAM III is 61 and has been a director since 2001.

Mr. Cunningham is a director of M&T Bank and a member and the chairman of M&T Bank’s Directors Advisory Council – Hudson Valley Division. He assumed his positions with M&T Bank Corporation and M&T Bank upon M&T Bank Corporation’s acquisition of Premier National Bancorp, Inc. (“Premier”) on February 9, 2001. From 1994 through February 9, 2001, Mr. Cunningham served as chairman of the board and chief executive officer of Premier and its bank subsidiary, Premier National Bank, and of Premier’s predecessor, Hudson Chartered Bancorp, Inc. Mr. Cunningham is chairman and chief executive officer of Magnolia Capital Management, Ltd., a trustee of Boscobel Restoration, Inc., an advisory director of the Hudson River Valley Greenway Communities Council, and chairman of the management council of the Hudson Valley Economic Development Corp.

DONALD DEVORRIS is 69 and has been a director since 2000.

Mr. Devorris is chairman of The Blair Companies, a group of businesses based in Altoona, Pennsylvania involved in sign manufacturing, construction, real estate and coal mining. He is a director of M&T Bank. Mr. Devorris had served as a director of Keystone Financial Inc. (“Keystone”) from 1984 through M&T Bank Corporation’s acquisition of Keystone on October 6, 2000. He is a director of New Enterprise Stone & Lime Company. Mr. Devorris is also the chairman of the Altoona Blair County Development Corp., chairman of the Blair County Business Round Table, a director of Penn State Altoona College and a trustee of the Altoona Hospital.

RICHARD E. GARMAN is 73, is a member of the Executive Committee and has been a director since 1987.

Mr. Garman is president of R&P Oak Hill, LLC, a real estate company, president of Newbery Alaska, Inc., an electrical contractor, and managing partner of R.E.G. LLC, a private investment company. Prior to July 19, 2000, he was president and chief executive officer of A.B.C. Paving Co., Inc. and Buffalo Crushed Stone, Inc. Mr. Garman is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. He is a member and chairman of the board of Merchants Group, Inc. Mr. Garman is also a director of the Buffalo Niagara Partnership and the Greater Frontier Council of the Boy Scouts of America.

JAMES V. GLYNN is 69, is a member of the Audit Committee and has been a director since 1994.

Mr. Glynn is chairman, chief executive officer and owner of Maid of the Mist Corporation, a provider of scenic boat tours of Niagara Falls. He is a director of M&T Bank and a member of its Examining Committee. Mr. Glynn is a trustee of the Foundation of the Roman Catholic Diocese of Buffalo.

DEREK C. HATHAWAY is 59, is a member of the Audit Committee and has been a director since 2003.

Mr. Hathaway is a director of M&T Bank and a member of its Examining Committee. He is the chairman of the board, president and chief executive officer of Harsco Corporation, a diversified international company providing high-value industrial services and engineered products to major global industries, including steel, construction, access services, gas and fluid control products, and railway transportation. Mr. Hathaway is a board member of the Supreme Court of Pennsylvania’ Lawyers Fund for Client Security. He is a trustee for The American Air Museum in Britain, Imperial War Museum Duxford, Cambridge, U.K. Mr. Hathaway is president of The Pennsylvania Society, vice chair of Pinnacle Health Systems, a director of the National Association of Manufacturers, and a National Council Member of The Gettysburg National Battlefield Museum Foundation.

DANIEL R. HAWBAKER is 64 and has been a director since 2000.

Mr. Hawbaker is the president and chief executive officer of Glenn O. Hawbaker, Inc., a heavy construction services and products company located in State College, Pennsylvania. He is a director of M&T Bank. Mr. Hawbaker had served as a director of Keystone Financial Bank, N.A. and its predecessor from 1989 through M&T Bank Corporation’s acquisition of Keystone.

PATRICK W.E. HODGSON is 63, is a member of the Audit Committee and has been a director since 1987.

Mr. Hodgson is president of Cinnamon Investments Limited, a private investment company with real estate and securities holdings. He is a director and chairman of the board of Todd Shipyards Corporation and he held the additional position of chief executive officer from February 1993 through July 1997. Mr. Hodgson is a director and a member of the Examining Committee of M&T Bank. He is a director of First Carolina Investors, Inc.

GARY KENNEDY is 46 and has been a director since 2003.

Mr. Kennedy is the group director of finance and enterprise technology and has been a director of AIB since 1997. He is a director of M&T Bank. Mr. Kennedy is a member of the board of the Irish Industrial Development Agency and a director of the National University of Ireland, Galway Development Board.

RICHARD G. KING is 59 and has been a director since 2000.

Mr. King is president and chief operating officer of Utz Quality Foods, Inc., a manufacturer and distributor of salted snack foods located in Hanover, Pennsylvania. He is a director of M&T Bank. Mr. King had served as a director of Keystone from 1997 and as director of Keystone Financial Bank, N.A. from 1999 through M&T Bank Corporation’s acquisition of Keystone. He is also a director of Hanover Lantern, Inc.

REGINALD B. NEWMAN, II is 66 and has been a director since 1998.

Mr. Newman is chairman of the board of NOCO Energy Corp., a distributor of petroleum products based in Buffalo, New York. He is a director of M&T Bank. Mr. Newman is a director of Rand Capital Corp., Dinaire LLC, Dunn Tire Corp. and Nova American Group, Inc. He also serves as a trustee and chairman of the University at Buffalo Foundation, Inc.

JORGE G. PEREIRA is 70 and has been a director since 1982. He is the vice chairman of the board of M&T Bank Corporation and is a member and the chairman of its Nomination, Compensation and Governance Committee.

Mr. Pereira is a private investor. He is a vice chairman of the board and a director of M&T Bank. Mr. Pereira also serves as the “lead outside director” of the board of M&T Bank Corporation and has been designated as the presiding director of the non-management directors of M&T Bank Corporation when they meet in executive sessions without management.

MICHAEL P. PINTO is 48 and has been a director since 2003. He is an executive vice president and the chief financial officer of M&T Bank Corporation.

Mr. Pinto is a vice chairman, chief financial officer and a director of M&T Bank, and executive vice president, chief financial officer and a director of M&T Bank, N.A. He also is a director and officer of a number of principal subsidiaries of M&T Bank. Mr. Pinto joined M&T Bank in 1985 as an executive associate. He is a member of the board of trustees of Daemen College and Canisius High School. Mr. Pinto also serves on Canisius College’s Business Advisory Council and the Council on Accountancy.

ROBERT E. SADLER, JR. is 58 and has been a director since 1999. He is an executive vice president of M&T Bank Corporation.

Mr. Sadler is the chairman of the board of M&T Bank and president, chief executive officer and a director of M&T Bank, N.A. He also is a director and officer of a number of principal subsidiaries of M&T Bank. Mr. Sadler serves as a director of Delaware North Companies, Incorporated, Gibraltar Steel Corporation and Security Mutual Life Insurance Company of New York, and is a member of the board of managers of the Buffalo Society of Natural Sciences.

EUGENE J. SHEEHY is 49 and has been a director since 2003.

Mr. Sheehy is a director of M&T Bank and the chairman and chief executive officer of M&T Bank’s Mid-Atlantic Division. Prior to April 1, 2003, the date of the acquisition of Allfirst Financial Inc. (“Allfirst”) by M&T Bank Corporation, he served as chief executive officer of AIB’s USA Division from March 14, 2002 and chairman of the board of Allfirst from April 30, 2002. Mr. Sheehy also served as president and chief executive officer of Allfirst Bank from July 31, 2002 through the date of the Allfirst acquisition. Prior to March 14, 2002, Mr. Sheehy was the managing director of AIB Bank Republic of Ireland.

STEPHEN G. SHEETZ is 56 and has been a director since 2000.

Mr. Sheetz is chairman of Sheetz, Inc., the owner of a chain of convenience stores operating in five Mid-Atlantic and northeastern states. He is a director of M&T Bank and a member of its Community Reinvestment Act Committee. Mr. Sheetz had served as a director of Keystone Financial Bank, N.A. from 1999 through M&T Bank Corporation’s acquisition of Keystone.

HERBERT L. WASHINGTON is 53 and has been a director since 1996.

Mr. Washington is president of H.L.W. Fast Track, Inc., the owner and operator of nineteen McDonald’s Restaurants located in Ohio and Pennsylvania. He is also the owner of Syracuse Minority Television, Inc. Mr. Washington is a director of M&T Bank and a member of its Community Reinvestment Act Committee. He is a trustee of the Rochester Institute of Technology and a member of the board of governors of Strong Memorial Hospital.

ROBERT G. WILMERS is 69 and has been a director since 1982. He is the chairman of the board, president and chief executive officer of M&T Bank Corporation, and is the chairman of its Executive Committee.

Mr. Wilmers is the chief executive officer and a director of M&T Bank, chairman of its Executive Committee and a member of its Trust and Investment Committee, and chairman of the board and a director of M&T Bank, N.A. Mr. Wilmers is also a director of the Buffalo Niagara Partnership and The Business Council of New York State.

The Board of Directors recommends a vote FOR the election of all 26 nominees.

The voting requirements with respect to the election of directors are specified under the caption “VOTING RIGHTS.”

PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT PUBLIC ACCOUNTANT OF M&T BANK CORPORATION

On February 17, 2004, the Audit Committee selected PricewaterhouseCoopers LLP, certified public accountants, as the principal independent public accountant of M&T Bank Corporation for the year 2004, a capacity in which it has served since 1984.

Although stockholder approval of the selection of the independent public accountant is not required by law, M&T Bank Corporation has determined that it is desirable to request the ratification of the stockholders of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as M&T Bank Corporation’s independent public accountant for the year ending December 31, 2004. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment and make such determination as would be in M&T Bank Corporation’s and its stockholders’ best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent public accountant at any time during the year if the Audit Committee determines that such a change would be in M&T Bank Corporation’s and its stockholders’ best interests.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

Following is a summary of the fees billed to M&T Bank Corporation by PricewaterhouseCoopers LLP for professional services rendered during 2003 and 2002, which fees totaled $1,914,661 and $1,659,590, respectively, and are categorized in accordance with the SEC’s new rules on auditor independence as follows:

Audit Fees. Fees billed by PricewaterhouseCoopers LLP for services rendered for the audit of M&T Bank Corporation’s annual consolidated financial statements as of and for the years ended December 31, 2003 and 2002, for its review of M&T Bank Corporation’s quarterly consolidated financial statements during 2003 and 2002, and for other audit and attest services in connection with statutory and regulatory filings as of and for the years ended December 31, 2003 and 2002, totaled $943,925 and $811,230, respectively.

Audit-Related Fees. Fees billed by PricewaterhouseCoopers LLP for audit-related services, including audits of employee benefit plans and other attest services that are not required by statute or regulation rendered to M&T Bank Corporation totaled $310,978 and $225,950 for the years ended December 31, 2003 and 2002, respectively. Of the audit-related fees billed for the year ended December 31, 2003, all services were pre-approved by the Audit Committee.

Tax Fees. Fees billed by PricewaterhouseCoopers LLP for tax compliance, planning and consulting totaled $299,700 and $213,825 for the years ended December 31, 2003 and 2002, respectively. Of the tax fees billed for the year ended December 31, 2003, all services were pre-approved by the Audit Committee.

All Other Fees. PricewaterhouseCoopers LLP billed a total of $360,058 for the year ended December 31, 2003 primarily related to operational risk consulting and internal audit software licensing fees. For the year ended December 31, 2002, PricewaterhouseCoopers LLP billed a total of $408,585 primarily related to mortgage servicing consulting, operational risk consulting and staffing assistance to some operational areas. All services in this classification billed for the year ended December 31, 2003 were pre-approved by the Audit Committee.

In addition to the above services, PricewaterhouseCoopers LLP directly billed certain common trust funds sponsored by M&T Bank Corporation a total of $97,500 and $101,300 for the years ended December 31, 2003 and 2002, respectively, for audits of annual common trust fund financial statements. The Audit Committee has determined that PricewaterhouseCoopers LLP’s provision of professional services is compatible with maintaining its independence. No fees were billed and no services were provided by PricewaterhouseCoopers LLP during 2003 and 2002 for financial information systems design and implementation.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant. Beginning for the year ended December 31, 2003, M&T Bank Corporation instituted a policy that the Audit Committee pre-approve all audit and permissible non-audit services provided by the independent public accountant. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent public accountant and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent public accountant in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve additional services on a case-by-case basis. In the period between meetings of the Audit Committee, the Chair of Audit Committee is authorized to pre-approve such services on behalf of the Audit Committee provided that such pre-approval is reported to the Audit Committee at its next regularly scheduled meeting.

Before selecting PricewaterhouseCoopers LLP, the Audit Committee considered PricewaterhouseCoopers LLP’s qualifications as independent public accountants. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputations for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditor’s independence will not be impaired. The Audit Committee has considered and determined that PricewaterhouseCoopers LLP’s provision of non-audit services to M&T Bank Corporation during 2003 is compatible with and did not impair PricewaterhouseCoopers LLP’s independence.

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountant of M&T Bank Corporation for the year ending December 31, 2004.

The voting requirements with respect to this proposal are specified under the caption “VOTING RIGHTS.”

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

Direct and indirect ownership of Common Stock by each of the directors, the executive officers who are named in the Summary Compensation Table (the “Named Executive Officers”), and by all executive officers as a group is set forth in the following table as of February 27, 2004, together with the percentage of total shares outstanding represented by such ownership. (For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.)

				Percent
Name of beneficial owner	Number of shares			of class
William F. Allyn	12,893			(12)
Brent D. Baird	545,675	(1)		(12)
Robert J. Bennett	217,127	(2)		(12)
C. Angela Bontempo	3,698	(3)		(12)
Robert T. Brady	3,021			(12)
Emerson L. Brumback	104,874	(4	) (5)	(12)
Michael D. Buckley	0	(6)		(12)
Patrick J. Callan	71,266	(4)		(12)
R. Carlos Carballada	10,875			(12)
T. Jefferson Cunningham III	19,447	(4	) (5)	(12)
Donald Devorris	42,218	(4)		(12)
Richard E. Garman	272,637			(12)
James V. Glynn	12,541			(12)
Derek C. Hathaway	1,243	(6)		(12)
Daniel R. Hawbaker	4,084	(7)		(12)
Patrick W.E. Hodgson	52,854	(8)		(12)
Gary Kennedy	0	(6)		(12)
Richard G. King	11,447	(4)		(12)
Reginald B. Newman, II	3,104	(9)		(12)
Jorge G. Pereira	2,667,588			2.24%
Michael P. Pinto	299,466	(4	) (10)	(12)
Robert E. Sadler, Jr.	720,272	(4	) (5)	(12)
Eugene J. Sheehy	3,000	(4	) (6)	(12)
Stephen G. Sheetz	14,499			(12)
Herbert L. Washington	5,171			(12)
Robert G. Wilmers	5,499,551	(4	)(5) (11)	4.59%
All directors and executive officers as a group (34 persons)	11,760,357	(4	) (5)	9.69%

(1) Includes 225,000 shares owned by an entity of which Mr. Baird is chairman and as to which he shares voting and dispositive power.

(2) Includes 10,610 shares held by trusts for which Mr. Bennett is a trustee and in which he has a pecuniary interest and investment power and 5,480 shares held by a close relative of Mr. Bennett for which beneficial ownership is disclaimed.

(3) Includes 400 shares held by trusts for which Ms. Bontempo is a trustee and in which she has a pecuniary interest and investment power.

(4) Includes the following shares subject to options granted under (a) M&T Bank Corporation’s stock option plans, and (b) plans of companies acquired by M&T Bank Corporation, the obligations of which have been assumed by M&T Bank Corporation and converted into options to receive shares of Common Stock, all of which are currently exercisable or are exercisable within 60 days after February 27, 2004: Mr. Brumback – 88,219 shares; Mr. Callan – 1,521 shares; Mr. Cunningham – 8,407 shares; Mr. Devorris – 8,436 shares; Mr. King – 4,218 shares; Mr. Pinto – 247,080 shares; Mr. Sadler – 345,499 shares; Mr. Sheehy – 3,000 shares; Mr. Wilmers – 766,999 shares; all directors and executive officers as a group – 2,249,654 shares.

(5) Includes the following shares through participation in the M&T Bank Corporation Retirement Savings Plan and Trust (“Retirement Savings Plan”): Mr. Brumback – 775 shares; Mr. Cunningham – 320 shares; Mr. Sadler – 18,440 shares; Mr. Wilmers – 38,253 shares; all directors and executive officers as a group – 67,005 shares. Such individuals retain voting and investment power over their respective shares in the Retirement Savings Plan.

(6) Such person has been designated by AIB to serve as a director of M&T Bank Corporation pursuant to contractual rights. AIB owns 26,700,000 shares, beneficial ownership of which is disclaimed by such person.

(7) Includes 742 shares owned by a corporation controlled by Mr. Hawbaker.

(8) Includes 6,000 shares held by a close relative of Mr. Hodgson for which beneficial ownership is disclaimed. Also includes 45,000 shares owned by a corporation controlled by Mr. Hodgson.

(9) Includes 1,230 shares held by a close relative of Mr. Newman for which beneficial ownership is disclaimed.

(10) Includes 2,345 shares held by a close relative of Mr. Pinto for which beneficial ownership is disclaimed.

(11) See footnote (2) to the table set forth under the caption “PRINCIPAL BENEFICIAL OWNERS OF SHARES.”

(12) Less than 1%.

Section 16(a) Beneficial Ownership Reporting Compliance. Under Section 16(a) of the Exchange Act, M&T Bank Corporation’s directors and officers are required to report their beneficial ownership of the Common Stock and options and any changes in that beneficial ownership to the SEC and the New York Stock Exchange. M&T Bank Corporation believes that these filing requirements were satisfied by its directors and officers, except that Mr. Cunningham was late in filing one report in 2003 relating to two transactions. In making the foregoing statement, M&T Bank Corporation has relied on copies of the reporting forms received by it or on the written representations from such reporting persons that no forms were required to be filed under the applicable rules of the SEC.

PERFORMANCE GRAPH

The following graph contains a comparison of the cumulative stockholder return on the Common Stock against the cumulative total returns of the KBW 50 Index, compiled by Keefe, Bruyette & Woods, Inc., and the S&P 500 Index, compiled by Standard & Poor’s Corporation, for the five-year period beginning on December 31, 1998 and ending on December 31, 2003. The KBW 50 Index is comprised of fifty American banking companies, including all money-center and most major regional banks.

Comparison of Five-Year Cumulative Return*

Stockholder Value at Year End*

	1998	1999	2000	2001	2002	2003

M&T Bank Corporation	$100	81	134	145	160	202
KBW 50 Index	100	97	116	111	103	138
S&P 500 Index	100	121	110	97	76	97

* Assumes a $100 investment on December 31, 1998 and reinvestment of all dividends.

In accordance with and to the extent permitted by applicable law or regulation, the information set forth above under the heading “Performance Graph” shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Nomination, Compensation and Governance Committee Report on Executive Compensation

Overview of Executive Compensation Policy. A key objective of M&T Bank Corporation is to attract, develop and retain strong executive officers who are capable of maximizing M&T Bank Corporation’s performance for the benefit of its stockholders. In furtherance of this objective, the Nomination, Compensation and Governance Committee has adopted a compensation strategy for executive officers which utilizes reasonable salaries, while placing heavy emphasis on the use of variable incentives, such as awards of cash bonuses and grants of stock options, in order to reward longer-term contributions to M&T Bank Corporation’s success.

M&T Bank Corporation periodically compares its compensation levels, practices and financial performance to a select group of commercial banking institutions of similar size, geographic market and business makeup. The Nomination, Compensation and Governance Committee considered fourteen commercial banking companies which it believed were reasonably comparable to M&T Bank Corporation’s asset size and performance and which were generally located in the northeast or midwest (the “comparative group of banks”). All fourteen of the commercial banking companies forming the comparative group of banks considered by the Nomination, Compensation and Governance Committee were included in the KBW 50 Index compiled by Keefe, Bruyette & Woods, Inc.

The Nomination, Compensation and Governance Committee meets in January of each year to consider salary determinations, stock option grants and annual incentive awards on account of the prior year’s performance.

Salaries. Base salaries of M&T Bank Corporation’s executive officers are determined by competitive, market-based pay practices, performance evaluations and expected future contributions. In line with its strategy of emphasizing variable pay, the Nomination, Compensation and Governance Committee generally targets the salaries of M&T Bank Corporation’s executive officers at or below the median of the comparative group of banks, while also considering the unique responsibilities and performance of each executive officer. Overall, the Nomination, Compensation and Governance Committee targets the total cash compensation of M&T Bank Corporation’s executive officers above the median of the comparative group of banks.

Annual Incentive Plan. M&T Bank Corporation’s executive officers participate in an annual incentive compensation plan (“Annual Incentive Plan”). The Annual Incentive Plan provides for discretionary grants of cash awards to executive officers and other employees out of a fund established annually by the Nomination, Compensation and Governance Committee. In establishing this fund, the Nomination, Compensation and Governance Committee considers M&T Bank Corporation’s profitability, as well as the number of participants in the Annual Incentive Plan, and may establish a minimum threshold of net operating earnings after taxes below which no fund will be created. At the end of the year, the Nomination, Compensation and Governance Committee may, in its discretion, increase the size of the established fund by no more than 50% to take into account its subjective assessment of management’s contribution to M&T Bank Corporation’s profitability.

Stock Option Awards. Consistent with its objective of attracting, developing and retaining strong executive management, M&T Bank Corporation provides potentially significant long-term incentive opportunities to its executive officers through discretionary grants of stock options under its stock option plan, thereby emphasizing the potential creation of long-term stockholder value and more closely aligning the interests of M&T Bank Corporation’s executive officers with those of its stockholders. Stock options are considered effective long-term incentives by the Nomination, Compensation and Governance Committee, because an executive can profit only if the value of the Common Stock increases. In making these grants, the Nomination, Compensation and Governance Committee considers its subjective assessment of M&T Bank Corporation’s past financial performance and future prospects, an executive officer’s current level of ownership of the Common Stock, the period during which an executive officer has been in a key position with M&T Bank Corporation, the market value of the Common Stock on the date of grant, individual performance and competitive practices within the comparative group of banks.

2003 Executive Compensation Determinations. At its January 21, 2003 meeting, the Nomination, Compensation and Governance Committee made 2003 salary determinations and stock option grants and annual incentive awards to M&T Bank Corporation’s executive officers on account of 2002 performance. The performance factors considered by the Nomination, Compensation and Governance Committee in its 2003 compensation determinations for M&T Bank Corporation’s executive officers exceeded predetermined objectives or, where no predetermined level had been set, were deemed to be above industry averages or otherwise exceeded the Nomination, Compensation and Governance Committee’s expectations.

The Nomination, Compensation and Governance Committee considered, but did not formally weight, the following factors in connection with the number of stock options granted to each executive officer: the competitive practices within the comparative group of banks; the individual executive officer’s position and potential within M&T Bank Corporation; the market value of the Common Stock on the date of grant; and the level of past awards of stock options or stock appreciation rights made to each executive officer. At the request of Messrs. Brumback, Sadler and Wilmers, the Nomination, Compensation and Governance Committee did not award any stock options to any of them in January of 2003.

At its January 20, 2004 meeting, the Nomination, Compensation and Governance Committee determined that M&T Bank Corporation’s net operating earnings after taxes for 2003 exceeded the minimum threshold of profitability which had been previously established by the Nomination, Compensation and Governance Committee, thereby initiating the payment of cash bonuses to its executive officers in February of 2004 under the Annual Incentive Plan, but the Nomination, Compensation and Governance Committee did not exercise its discretion to increase the aggregate size of the fund above the predetermined level.

The aggregate amount of the Annual Incentive Plan pool for 2003 and awards to M&T Bank Corporation’s executive officers thereunder were reviewed and approved by the Nomination, Compensation and Governance Committee at its January 20, 2004 meeting. The Nomination, Compensation and Governance Committee considered, but did not formally weight, a number of quantitative and qualitative performance factors to evaluate the 2003 performance of executive officers and other employees under the Annual Incentive Plan. The performance factors considered were: growth and composition of earnings; achieving business plans; asset quality; market share; and responsiveness to the economic environment. In determining its discretionary evaluation of the chief executive officer’s performance, the Nomination, Compensation and Governance Committee considered, but did not formally weight, the following performance factors: M&T Bank Corporation’s earnings growth; its asset quality relative to the banking industry as a whole; and market share in key markets and service niches.

The Nomination, Compensation and Governance Committee believes that the total compensation provided to M&T Bank Corporation’s executive officers is competitive and reflects M&T Bank Corporation’s performance. Also, the Nomination, Compensation and Governance Committee believes that M&T Bank Corporation’s compensation programs have helped to focus M&T Bank Corporation’s executive officers on increasing M&T Bank Corporation’s performance and stockholder value.

Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) generally denies a deduction to any publicly held corporation for compensation paid to its chief executive officer and its four other highest-paid executive officers to the extent that any such individual’s compensation exceeds $1 million, subject to certain exceptions, including one for “performance-based compensation.” Generally, the Nomination, Compensation and Governance Committee seeks to maximize executive compensation deductions for federal income tax purposes. However, the Nomination, Compensation and Governance Committee believes that there may be circumstances in which the provision of compensation that is not fully deductible may be more consistent with the compensation philosophy and objectives of M&T Bank Corporation. The Nomination, Compensation and Governance Committee believes that none of M&T Bank Corporation’s executive officers received compensation in 2003 which was nondeductible under Section 162(m) of the Internal Revenue Code.

This report was prepared by the Nomination, Compensation and Governance Committee of the Board of Directors:

Jorge G. Pereira, Chairman
Brent D. Baird
Robert T. Brady
Michael D. Buckley

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Nomination, Compensation and Governance Committee Report on Executive Compensation shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.

Nomination, Compensation and Governance Committee Interlocks and Insider Participation. Messrs. Pereira, Baird and Brady served as members of the Nomination, Compensation and Governance Committee throughout 2003, and are currently serving as such. Mr. Buckley became a member of the Nomination, Compensation and Governance Committee on April 1, 2003, the effective date of the acquisition of Allfirst by M&T Bank Corporation. Mr. Pereira is a vice chairman of M&T Bank Corporation and M&T Bank, titular posts without day-to-day managerial responsibilities which he has held since April 18, 1984, and Mr. Pereira has not received additional compensation for serving in such capacities.

Members of the Nomination, Compensation and Governance Committee and their associates are, as they have been in the past, customers of, and have had transactions with, the banking subsidiaries of M&T Bank Corporation, and additional transactions may be expected to take place in the future between such persons and subsidiaries. Any loans from M&T Bank Corporation’s subsidiary banks to such persons and their associates outstanding at any time since the beginning of 2003 were made in the ordinary course of business of the banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

Executive Compensation. The following table contains information concerning the compensation earned by M&T Bank Corporation’s chief executive officer and the four other most highly compensated executive officers of M&T Bank Corporation in the three fiscal years ended December 31, 2003.

Summary Compensation Table

					Long-Term
		Annual			Compensation
		Compensation			Awards

				Other
				Annual	Securities	All Other
				Compen-	Underlying	Compen-
Name and Principal Position	Year	Salary	Bonus	sation	Options	sation

		($)	($)(2)	($)(3)	(#)	($)(4)
Robert G. Wilmers
Chairman of the Board, President and	2003	480,768	450,000	—	0	13,477
Chief Executive Officer of M&T Bank	2002	473,077	525,000	—	90,000	13,278
Corporation; Chief Executive Officer	2001	455,770	525,000	—	100,000	13,096
of M&T Bank

Robert E. Sadler, Jr.
Chairman of the Board of M&T Bank;	2003	480,768	425,000	—	0	11,582
Executive Vice President of M&T Bank	2002	473,077	500,000	—	75,000	11,514
Corporation	2001	446,154	500,000	—	80,000	11,385

Michael P. Pinto
Vice Chairman of the Board and Chief	2003	359,326	250,000	—	65,000	12,322
Financial Officer of M&T Bank;	2002	323,077	330,000	—	65,000	12,321
Executive Vice President and Chief	2001	296,154	330,000	—	65,000	12,321
Financial Officer of M&T Bank Corporation

Emerson L. Brumback
President and Chief Operating Officer	2003	344,902	230,000	145,655	0	10,888
of M&T Bank; Executive Vice President	2002	298,462	290,000	—	40,000	9,248
of M&T Bank Corporation	2001	278,846	290,000	—	45,000	8,975

Eugene J. Sheehy
Executive Vice President, and Chairman	2003	269,230	250,000	—	30,000	11,927
and Chief Executive Officer of the	2002	—	—	—	—	—
Mid-Atlantic Division of M&T Bank;	2001	—	—	—	—	—
Executive Vice President of M&T Bank Corporation (1)

(1)  The information indicated for Mr. Sheehy for 2003 includes his compensation received after April 1, 2003, the effective date of M&T Bank Corporation’s acquisition of Allfirst.

(2)  Bonuses were earned in the indicated years and awarded in the following year.

(3)  Includes $90,965 for chartered aircraft costs associated with Mr. Brumback’s commuting expenses to and from his residence, and $18,238 reimbursed to Mr. Brumback for the payment of taxes.

(4)  Includes a $9,000 contribution in 2003 for each of the Named Executive Officers by M&T Bank Corporation to the Retirement Savings Plan, a qualified defined contribution plan providing for salary reduction contributions by participants and matching contributions by participating employers. Includes a $1,612 credit by M&T Bank Corporation under the M&T Bank Corporation Supplemental Retirement Savings Plan for the benefit of each of the Named Executive Officers. Includes the following insurance premiums paid by M&T Bank Corporation in 2003 in respect of term life insurance for the benefit of the following Named Executive Officers: Mr. Wilmers - $2,865; Mr. Sadler - $970; Mr. Pinto - $1,710; Mr. Brumback - $276; and Mr. Sheehy - $1,315.

Stock Option Grants in 2003. The following table contains information with respect to the grants of stock options covering shares of Common Stock to the Named Executive Officers during the fiscal year ended December 31, 2003. No stock appreciation rights were granted in 2003, either as stand-alone grants or in tandem with stock option grants.

	Option Grants in Last Fiscal Year

	Number	Percent
	of	of Total
	Securities	Options
	Under-	Granted to
	lying	Employees	Exercise	Expir-	Grant Date
	Options	in Fiscal	or	ation	Present
Name	Granted	Year	Base Price	Date	Value

	(#)(1)(2)	(%)(3)	($/Share)		($)(4)
Robert G. Wilmers	0	0.0	—	—	0
Robert E. Sadler, Jr.	0	0.0	—	—	0
Michael P. Pinto	65,000	3.6	80.23	1/21/13	1,470,300
Emerson L. Brumback	0	0.0	—	—	0
Eugene J. Sheehy	30,000	1.7	81.67	4/1/13	648,900

(1)  The information presented reflects stock options granted under the 2001 Stock Option Plan.

(2)  The stock options granted under the 2001 Stock Option Plan are exercisable in installments that provide vesting of 10% of the optioned stock after the first anniversary of the grant, an additional 20% after the second anniversary, 30% more after the third anniversary, and the remaining 40% after the fourth anniversary. The stock options are subject to accelerated vesting upon the occurrence of certain defined change in control events that result in either (a) the termination of a Named Executive Officer’s employment for any reason other than cause or (b) the substantial reduction of a Named Executive Officer’s title, responsibilities or compensation from those in effect prior to the change in control. The acquisition of Allfirst by M&T Bank Corporation did not constitute a change in control event with respect to the stock options granted to the Named Executive Officers or those granted to any other participants under the 1983 Stock Option Plan or the 2001 Stock Option Plan.

(3)  Excludes shares of Common Stock subject to options granted to directors who are not employees of M&T Bank Corporation. See the discussion under the caption “M&T Bank Corporation Directors’ Fees.”

(4)  M&T Bank Corporation used a binomial option pricing model to determine the grant date present value of stock options granted in 2003 upon the belief that such model is a reasonable method of estimating the value of the stock options. The estimated values per option were $22.62 and $21.63 for stock options granted under the 2001 Stock Option Plan in January 2003 and April 2003, respectively. Such values were calculated through the use of the following assumptions that apply to each of the respective stock option grants (unless otherwise indicated): an option term, based on historical data since inception of the 1983 Stock Option Plan and the 2001 Stock Option Plan, of 6.5 years, representing the estimated period between the grant dates of the options and their exercise dates; an interest rate that represents the yield on a zero-coupon U.S. Treasury security with a maturity date corresponding to that of the adjusted option term; volatility calculated using weekly stock prices for the three-year (156-week) period prior to the grant date; and an estimated dividend yield of 1.50% and 1.47% for options granted in January 2003 and April 2003, respectively, calculated using the annualized cash dividend paid on December 31, 2002 and March 31, 2003, respectively, and the closing price of the Common Stock on the date the options were granted. M&T Bank Corporation also deducted 10% to reflect an estimate of the probability of forfeiture prior to vesting, based on historical data since the inception of the 1983 Stock Option Plan and the 2001 Stock Option Plan. The actual value an executive may realize will depend upon the excess of the price of the Common Stock over the exercise price on the date the option is exercised. Accordingly, there is no assurance that the value ultimately realized by an executive officer, if any, will approximate the value estimated by the model.

Stock Options Exercised in 2003 and Year-End Values. The following table reflects the number of stock options exercised by the Named Executive Officers in 2003, the total gain realized upon exercise, the number of stock options held at the end of the year, and the realizable gain of the stock options that are “in-the-money.” In-the-money stock options are stock options with exercise prices that are below the year-end stock price because the stock value increased since the date of the grant. No stand-alone stock appreciation rights are outstanding under any of the stock option plans maintained or administered by M&T Bank Corporation.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Securities		Value of
			Underlying		Unexercised
			Unexercised		In-the-Money
			Options at		Options at
			Fiscal Year-End		Fiscal Year-End (2)

	Shares
	Acquired			Un-		Un-
	on	Value	Exercis-	exercis-	Exercis-	exercis-
Name	Exercise	Realized	able	able	able	able

	(#)	($) (1)	(#)	(#)	($)	($)
Robert G. Wilmers	200,000	13,872,500	878,999	191,001	62,223,559	6,313,880
Robert E. Sadler, Jr.	127,860	8,816,718	276,498	153,502	15,035,523	4,999,291
Michael P. Pinto	45,470	2,818,985	188,080	195,000	10,053,389	5,410,175
Emerson L. Brumback	2,020	79,992	48,718	85,502	2,187,569	2,813,319
Eugene G. Sheehy	0	0	0	30,000	0	498,900

(1)  Based upon the difference between the closing price of the Common Stock on the New York Stock Exchange on the date or dates of exercise and the exercise price or prices for the stock options.

(2)  Based upon the closing price of the Common Stock on the New York Stock Exchange on December 31, 2003 of $98.30 per share.

Pension Plan. The following table sets forth the annual retirement benefits under the regular benefit formula of the M&T Bank Corporation Pension Plan (“Pension Plan”) payable upon retirement to persons within specified levels of remuneration and years of service classifications assuming attainment of age 65 during 2004.

Pension Plan Table (1) (2) (3)

	Years of Service

Remuneration	10	15	20	25	30

$150,000	23,186	34,779	46,372	57,965	69,557
250,000	40,186	60,279	80,372	100,465	120,557
350,000	57,186	85,779	114,372	143,965	171,557
450,000	74,186	111,279	148,372	185,465	222,557
550,000	91,186	136,779	182,372	228,965	273,557
650,000	108,186	162,279	216,372	270,465	324,557

(1)  The table assumes a straight-life annuity form of payment. The retirement benefits provided under the regular benefit formula of the Pension Plan, as depicted in the table, are not subject to any reduction for Social Security or other offset amounts.

(2)  The amounts in the table have not been restricted to those within the maximum annual retirement benefit which is currently permissible under the Internal Revenue Code. That limit (the “IRS Benefit Limit”) is $165,000 for 2004. Also, in calculating a participant’s benefit, annual compensation in excess of a limit set annually by the Secretary of the Treasury may not be considered. That limit (the “IRS Compensation Limit”) is $205,000 for 2004.

(3)  The amounts shown in the “Remuneration” column of the table are intended to approximate the average of an employee’s highest base annual salary paid during any five consecutive calendar year period in the ten calendar years preceding the employee’s retirement.

Compensation taken into account under the Pension Plan for the year ended December 31, 2003 for each of the Named Executive Officers was as follows: Mr. Wilmers - $480,665; Mr. Sadler - $475,798; Mr. Pinto - $357,613; Mr. Brumback - $342,862; and Mr. Sheehy - $381,442. The compensation indicated in the preceding sentence for Mr. Sheehy includes compensation paid to him during his employment by Allfirst in 2003. For purposes of the Pension Plan, the following Named Executive Officers had the following years of service at year-end 2003: Mr. Wilmers - 20 years; Mr. Sadler - 19 years; Mr. Pinto - 18 years; and Mr. Brumback - 5 years. With respect to Mr. Sheehy, his retirement benefit under the Pension Plan is comprised of an accrued benefit of $1,471 for his 1 year of service with Allfirst and an accrued benefit of $3,027 for his 1 year of service with M&T Bank Corporation.

Supplemental Retirement Benefits. In addition to retirement benefits under the Pension Plan, M&T Bank has agreed, on an unfunded basis, to pay a supplemental retirement benefit to Mr. Sadler in an amount equal to the difference between 55% of his average annual compensation, as defined in the Pension Plan, but without regard to the IRS Benefit and Compensation Limits, and the amount, if any, payable to him from such plan. The supplemental retirement benefit to be paid to Mr. Sadler is not dependent upon his entitlement to retirement benefits under the Pension Plan; however, the supplemental benefit to be paid to him is reduced by payments which he will receive from the retirement plan of his previous employer. Based on current actuarial assumptions associated with his participation in the Pension Plan, $189,185 would be payable to Mr. Sadler annually as a supplemental retirement benefit commencing at age 65. An actuarially reduced amount would be payable to him if he elects early retirement.

The M&T Bank Corporation Supplemental Pension Plan (the “Supplemental Pension Plan”) provides for the payment of supplemental retirement benefits based on a maximum compensation level of $235,840 to select management and highly compensated employees of certain of M&T Bank Corporation’s affiliates whose benefits payable under the Pension Plan are limited by the IRS Compensation Limit. The supplemental benefits are dependent upon a participant’s entitlement to benefits under the Pension Plan. A participant’s supplemental benefit is equal to the excess of (a) the payment he would have received under the Pension Plan had compensation under that plan been capped at $235,840 rather than at the IRS Compensation Limit, over (b) the payment actually received under the Pension Plan. Each of the Named Executive Officers is eligible to participate in the Supplemental Pension Plan and, in accordance with the terms of the Supplemental Pension Plan, M&T Bank has agreed, on an unfunded basis, to pay retirement benefits under the Supplemental Pension Plan to each of such Named Executive Officers. With respect to Mr. Sadler, the supplemental benefit under the Supplemental Pension Plan is reduced by the supplemental retirement benefit which M&T Bank has agreed to pay to him in accordance with the preceding paragraph. Based on current actuarial assumptions associated with their participation in the Pension Plan, Mr. Wilmers would have received $5,242 annually if he had retired as of December 31, 2003, Messrs. Pinto, Brumback and Sheehy would receive annual benefits under the Pension Plan of $15,728, $9,437 and $8,913, respectively, if they retire at age 65, and Mr. Sadler would receive no benefits under the Supplemental Pension Plan. An actuarially increased amount will be payable to Mr. Wilmers when he elects retirement, and an actuarially reduced amount would be payable to Messrs. Pinto, Brumback or Sheehy if any one of them elects early retirement.

Mr. Sheehy was also a participant in the Allfirst Financial Inc. Excess Benefit Plan (the “Allfirst Excess Benefit Plan”), which was terminated on April 1, 2003 when M&T Bank Corporation acquired Allfirst. The Allfirst Excess Benefit Plan provided for the payment of supplemental retirement benefits to select management and highly compensated employees of Allfirst whose benefits payable under the Allfirst Financial Inc. Pension Plan and Trust (the “Allfirst Pension Plan”) were limited by the IRS Compensation Limit. The supplemental benefits were dependent upon a participant’s entitlement to benefits under the Allfirst Pension Plan. A participant’s supplemental benefit was equal to the excess of (a) the payment the participant would have received under the Allfirst Pension Plan had compensation not been capped at the IRS Compensation Limit over (b) the payment actually received under the Allfirst Pension Plan. At the time the Allfirst Excess Benefit Plan was terminated, Mr. Sheehy had earned an annual benefit of $2,623, payable at age 65. An actuarially reduced amount would be payable to Mr. Sheehy if he elects early retirement.

M&T Bank Corporation Directors’ Fees. Directors of M&T Bank Corporation who are not also salaried officers of M&T Bank Corporation or its subsidiaries receive an annual retainer of $15,000 plus $1,000 for each meeting of the Board of Directors attended. Such directors who are members of a committee of the Board of Directors of M&T Bank Corporation receive $750 for each committee meeting attended, except members of the Audit Committee receive $1,000 for each Audit Committee meeting attended. If a director’s domicile is more than 100 miles from the location of a board or committee meeting, such director receives an additional $500 for attending the board or Audit Committee meeting and an additional $375 for attending the other committees’ meetings. All directors of M&T Bank Corporation are entitled to reimbursement for travel expenses incidental to their attendance at meetings.

The Board of Directors has established a limitation on total compensation of $40,000 per year for services as a director or advisory director of M&T Bank Corporation and its subsidiaries. Pursuant to the terms of the M&T Bank Corporation Directors’ Stock Plan (the “Directors’ Stock Plan”), each director must elect to have either 50 or 100 percent of his or her annual compensation for services as a director or advisory director of M&T Bank Corporation and its subsidiaries paid in the form of Common Stock. The number of shares of Common Stock paid is determined by dividing the amount of such compensation payable in shares of Common Stock by the closing price of a share of Common Stock on the New York Stock Exchange on the business day immediately preceding the day the compensation is payable.

In connection with its acquisition of Allfirst on April 1, 2003, the Boards of Directors of M&T Bank Corporation and M&T Bank determined that the fees (retainer, attendance or otherwise) of any director who serves as a designee of AIB on the Boards of Directors of M&T Bank Corporation or M&T Bank shall be paid to AIB if such director is a salaried officer or employee of AIB or any of its subsidiaries or affiliates, and that all such fees shall be paid in the form of cash notwithstanding the terms of the Directors’ Stock Plan. As a result, the directors’ fees (retainer, attendance or otherwise) attributable to Messrs. Buckley’s and Kennedy’s service as directors are paid in cash to AIB.

In connection with its acquisition of The East New York Savings Bank (“East New York”) on December 24, 1987, M&T Bank Corporation agreed to grant to persons who became directors of M&T Bank Corporation and its subsidiaries upon M&T Bank Corporation’s acquisition of East New York, on an annual basis, nonstatutory stock options to purchase shares of the Common Stock having an aggregate fair market value on the date of grant equal to the aggregate amount of the director’s current annual retainer and board and committee meeting fees in the last full calendar year preceding the date of grant. During 2003, Mr. Callan was granted an option covering 498 shares with an exercise price of $80.23 per share. M&T Bank Corporation has also agreed, subject to its fiduciary duties, to cause each East New York director to become a member of the Directors Advisory Council of the New York City Division of M&T Bank until the earlier of such director’s 75th birthday or resignation and to ensure that each such member would receive compensation equivalent to the compensation received as a director of East New York. Mr. Callan served as a member of the Directors Advisory Council of the New York City Division of M&T Bank under such agreement and received an annual retainer of $18,000 and a fee of $1,250 for each council meeting and each Mortgage Investment Committee meeting attended. If a member’s domicile is more than 100 miles from the location of a council or committee meeting, such fees are increased by 50 percent.

In connection with the execution of the merger agreement with Premier, M&T Bank Corporation entered into a five-year consulting agreement with Mr. Cunningham that was effective on February 9, 2001 pursuant to which he receives a payment of $125,000 per year, the use of an office and a company-owned automobile, life insurance coverage substantially equivalent to that provided to executive officers of M&T Bank Corporation, and the reimbursement of expenses incurred in connection with the performance of his services. Mr. Cunningham’s agreement also provides for the establishment of a retirement benefit determined using the same formula used by M&T Bank Corporation under the Pension Plan. The total amount received by Mr. Cunningham in 2003 pursuant to his consulting agreement was $132,715.

M&T Bank Directors’ Fees. Directors of M&T Bank Corporation who also serve as directors of M&T Bank or its subsidiaries, if not salaried officers of M&T Bank Corporation or its subsidiaries, receive attendance fees for each board, council or committee meeting attended. Except as described below, such attendance fees are identical to the schedule of fees paid to directors of M&T Bank Corporation for board and committee meetings attended.

Mr. Baird, as a member of the Directors Advisory Council of the New York City Division of M&T Bank, receives an annual retainer of $10,000 and a fee of $1,875 for each such meeting attended by him; Mr. Bennett, as a member of the Directors Advisory Council of the Syracuse Division of M&T Bank, receives an annual retainer of $11,000 and a fee of $600 for each such meeting attended by him; Mr. Carballada, as the chairman of the Directors Advisory Council of the Rochester Division of M&T Bank, receives a fee of $1,000 for each such meeting attended by him; and Mr. Cunningham, as the chairman of the Directors Advisory Council of the Hudson Valley Division of M&T Bank, receives an annual retainer of $3,000 and a fee of $500 for each such meeting attended by him. All such directors of M&T Bank and its subsidiaries are entitled to reimbursement for travel expenses incidental to their attendance at meetings.

M&T Bank has entered into an arrangement with Mr. Carballada pursuant to which Mr. Carballada provides consulting services with respect to a variety of matters affecting its business in the Rochester, New York area. Mr. Carballada receives a payment of $2,625 per month for such services, the payment by M&T Bank of certain club membership dues and fees, and reimbursement of expenses incurred in connection with the performance of his services. The total amount received by Mr. Carballada in 2003 pursuant to this arrangement was $32,956.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

M&T Bank leases its Altoona, Pennsylvania operations buildings at an aggregate annual rental of $519,534 from a limited partnership in which Mr. Devorris has a 50 percent interest. These leases generally terminate on or after March 17, 2005. These leases are believed to be on comparable terms for agreements for similar space similarly situated.

Mr. Wilmers is the beneficial owner of a 50 percent interest in certain entities that are unaffiliated with M&T Bank Corporation that own commercial aircraft which are leased to a commercial aviation service. From time to time, M&T Bank charters planes from the aviation service for business use by Mr. Wilmers. M&T Bank paid $417,932 to the aviation service for use of the aircraft in 2003.

Directors and executive officers of M&T Bank Corporation and their associates are, as they have been in the past, customers of, and have had transactions with, the banking and other operating subsidiaries of M&T Bank Corporation, and additional transactions may be expected to take place in the future between such persons and subsidiaries. Any loans from M&T Bank Corporation’s subsidiary banks to such persons and their associates outstanding at any time since the beginning of 2003 were made in the ordinary course of business of the banks or other subsidiaries on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

CORPORATE GOVERNANCE OF M&T BANK CORPORATION

The Board of Directors believes that the purpose of corporate governance is to ensure that stockholder value be maximized in a manner consistent with legal requirements and the highest standards of ethics and integrity. Recognizing the importance of corporate governance, the Board of Directors adopted corporate governance standards in July 1997 and has consistently adhered to corporate governance practices that the Board of Directors and executive management believe promotes this purpose. The Board of Directors has evaluated and approved its corporate governance standards on an annual basis since their adoption.

In October 2003, the Board of Directors determined it appropriate to reassess its corporate governance standards as a result of new SEC and New York Stock Exchange requirements and adopted new Corporate Governance Standards. The current Corporate Governance Standards are attached to this Proxy Statement as APPENDIX A. A copy of these standards can also be viewed on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm. The Corporate Governance Standards address the qualifications and responsibilities of directors, board committee charters, a corporate disclosure policy, controls and procedures regarding financial reporting and disclosure, and separate codes of ethics for all employees and the chief executive officer and senior financial officers.

The Board of Directors has designated the Nomination, Compensation and Governance Committee to discharge the Board of Director’s responsibilities with respect to compensation, director nominations and corporate governance matters, and reconstituted the predecessor committee, the Nomination and Compensation Committee, with additional corporate governance responsibilities as the Nomination, Compensation and Governance Committee on October 21, 2003.

BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND ATTENDANCE

Board of Directors, Determination of Independence and Attendance. Currently, the Board of Directors has 26 members, 20 of whom meet the New York Stock Exchange standard for independence. In making its determination of independence, the Board of Directors considered, among other factors, whether each director, or any of his or her immediate family members, had any of the following relationships with M&T Bank Corporation: employment, the receipt of more than $100,000 per year in direct compensation (other than director fees and pension or other forms of deferred compensation for prior service), affiliation or employment with a present or former internal or external auditor, employment with another company where any executive officers of M&T Bank Corporation serve on that company’s compensation committee, or being an executive officer of a company that makes payments to, or receives payments from, M&T Bank Corporation for property or services in a fiscal year in an amount in excess of the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues.

In addition, with respect to independence determinations, the Board of Directors was provided with information regarding relationships, if any, each director or their associates has with M&T Bank Corporation or any of its banking or other operating subsidiaries. The Board of Directors has considered all relevant facts and circumstances and, based on its review of this information, has affirmatively determined that the directors identified below as “independent” do not have any material relationships with M&T Bank Corporation. Specifically, the Board of Directors has

determined that the relationships between any of its directors or their associates as customers of, or who have had transactions with, the banking or other operating subsidiaries of M&T Bank Corporation are not material because such transactions were bona fide transactions entered into in the ordinary course of business on comparable terms to other similarly situated transactions. See the discussion under the caption “TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS.”

Following are the names of each member of the Board of Directors for whom an affirmative determination of independence has been made:

William F. Allyn	James V. Glynn
Brent D. Baird	Derek C. Hathaway
Robert J. Bennett	Daniel R. Hawbaker
C. Angela Bontempo	Patrick W.E. Hodgson
Robert T. Brady	Gary Kennedy
Michael D. Buckley	Richard G. King
Patrick J. Callan	Reginald B. Newman, II
R. Carlos Carballada	Jorge G. Pereira
Donald Devorris	Stephen G. Sheetz
Richard E. Garman	Herbert L. Washington

The Board of Directors held four meetings during 2003. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which the director served that were held during the time such individual served as a director or a committee member, except for Mr. Garman.

It is the policy of M&T Bank Corporation that all members of the Board of Directors attend its annual meetings of stockholders, absent exigent circumstances where they are not available. Of the 26 nominees standing for election as directors at the 2004 Annual Meeting of Stockholders, 23 of them were elected at last year’s annual meeting. Of those 23 nominees, all but one attended last year’s annual meeting of stockholders. The other three nominees were elected as directors after last year’s annual meeting of stockholders, and two of them attended last year’s annual meeting.

Executive Sessions of the Board of Directors. The non-management directors of M&T Bank Corporation meet at regularly scheduled executive sessions without management. Mr. Pereira, vice chairman of the Board of Directors, presides at these meetings. In his absence, the non-management directors will determine which of them will preside at such meetings.

Interested parties may make their concerns known directly to the presiding director or the non-management directors as a group by submitting their written correspondence to M&T Bank Corporation’s Corporate Secretary, One M&T Plaza, Buffalo, New York 14203. The Corporate Secretary may facilitate such direct communications to the presiding director or the non-management directors as a group by reviewing, sorting and summarizing such communications. All such communications will be referred to the presiding director or the non-management directors as a group for consideration unless otherwise instructed by the presiding director or the non-management directors as a group.

Audit Committee. In addition to selecting the independent public accountant, the Audit Committee serves as the examining committee for M&T Bank, N.A. and reviews the activities of the Examining Committee of M&T Bank, the audit plan and scope of work of M&T Bank Corporation’s independent public accountant, the results of the annual audit and the limited reviews of quarterly financial information, the recommendations of the independent public accountant with respect to internal controls and accounting procedures, and any other matters it deems appropriate. Ms. Bontempo (Chair) and Messrs. Allyn, Glynn and Hodgson served as members of the Audit Committee throughout 2003, and all of them are currently serving as such. In addition, Mr. Carballada served as a member of the Audit Committee from the beginning of 2003 until July 15, 2003, at which time he resigned from the committee. Mr. Hathaway became a member of the Audit Committee on July 15, 2003, and he currently serves as such. From time to time, Audit Committee meetings may be attended by other members of the Board of Directors, employees of M&T Bank Corporation, representatives of the independent public accountant or other outside advisors as the Audit Committee requests or deems necessary, useful or appropriate in its sole discretion.

The Board of Directors has determined that the members of the Audit Committee have no financial or personal ties to M&T Bank Corporation (other than director compensation, equity ownership and transactions made in the ordinary course of business with its banking and other operating subsidiaries as described in this Proxy Statement) and meet both the New York Stock Exchange and Exchange Act standards for independence. In addition, the Board of Directors has determined that each member of the Audit Committee is “financially literate,” and that at least one member of the Audit Committee meets the New York Stock Exchange standard of having “accounting or related financial management expertise.”

The Board of Directors has determined that nominees for director should meet all the criteria that have been established by the Board of Directors and the Nomination, Compensation and Governance Committee for board membership and not just have certain specific qualities or skills, like those that would qualify a nominee as an “audit committee financial expert.” Accordingly, the Board of Directors believes that it is not in the best interests of M&T Bank Corporation to nominate as a director someone who does not have all the experience, attributes and qualifications sought by M&T Bank Corporation. The Audit Committee consists of five independent directors, each of whom has been selected for the Audit Committee by the Board of Directors based on its determination that they are fully qualified to monitor the performance of management, internal accounting operations and the independent public accountants, and are fully qualified to monitor the disclosures of M&T Bank Corporation to the end that they fairly present its financial condition and results of operations. Although one or more of the members of the Audit Committee meets, in M&T Bank Corporation’s opinion, the SEC definition of an “audit committee financial expert,” the Board of Directors has decided not to designate any one of them as such. In addition, the Audit Committee has the ability on its own to retain other independent public accountants or other consultants whenever it deems appropriate. The Board of Directors believes that this is fully equivalent to having an “audit committee financial expert” on the Audit Committee.

In appointing Mr. Carballada to the Audit Committee in 2003, the Board of Directors determined in its business judgment that his consulting arrangement with M&T Bank did not interfere with his exercise of independent judgment. For additional information, see the discussion applicable to Mr. Carballada under the caption “COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS, M&T Bank Directors’ Fees.” The Board of Directors further determined in its business judgment that, given Mr. Carballada’s financial management expertise, his membership on the Audit Committee was in the best interests of M&T Bank Corporation and its stockholders.

The Audit Committee operates pursuant to a written charter, a current copy of which is attached to this Proxy Statement as APPENDIX B. The Audit Committee Charter can also be viewed on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm. The revised Audit Committee Charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation and oversight of the independent public accountant, including pre-approval of all audit and non-audit services to be performed by the independent public accountant. The Audit Committee Charter was also revised to give the committee broader authority to fulfill its obligations under SEC and New York Stock Exchange requirements.

Report of the Audit Committee. The members of the Audit Committee are independent as that term is defined in the listing standards of the New York Stock Exchange. The Board of Directors has adopted a written Audit Committee Charter, a current copy of which is provided with this Proxy Statement as APPENDIX B.

The Audit Committee met six times during 2003 with representatives of M&T Bank Corporation’s independent public accountant. It has reviewed and discussed M&T Bank Corporation’s 2003 audited financial statements with M&T Bank Corporation’s management and has discussed with its independent public accountant the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90 which include, among other items, matters related to the conduct of the audit of M&T Bank Corporation’s financial statements. The Audit Committee has also received the written disclosures and the letter from M&T Bank Corporation’s independent public accountant as required by Independence Standards Board Standard No.1 and has discussed with the independent public accountant their independence. Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in M&T Bank Corporation’s Annual Report on Form 10-K to be filed with the SEC.

This report was adopted on February 17, 2004 by the Audit Committee of the Board of Directors:

C. Angela Bontempo, Chair
William F. Allyn
James V. Glynn
Derek C. Hathaway
Patrick W.E. Hodgson

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee of M&T Bank Corporation shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.

Nomination, Compensation and Governance Committee. The Nomination, Compensation and Governance Committee is responsible for, among other things, evaluating the efforts of M&T Bank Corporation and of the Board of Directors to maintain effective corporate governance practices and identifying candidates for election to the Board of Directors. The Nomination, Compensation and Governance Committee will consider candidates suggested by stockholders. Nominations from stockholders, properly submitted in writing to M&T Bank Corporation’s Corporate Secretary at One M&T Plaza, Buffalo, New York 14203, and received no later than 120 days prior to the anniversary of the date on which M&T Bank Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders, will be referred to the Nomination, Compensation and Governance Committee for consideration. For next year’s annual meeting of stockholders, M&T Bank Corporation must receive this notice on or before November 6, 2004.

In considering nominees for director, including those recommended by stockholders, the Nomination, Compensation and Governance Committee reviews the qualifications and independence of the potential nominee in light of the current members of the Board of Directors and its various committees as well as the composition of the Board of Directors as a whole. This assessment includes the potential nominee’s qualification as independent, as well as consideration of diversity, age, skills, and experience in the context of the needs of the Board of Directors.

The current Board of Directors of M&T Bank Corporation is comprised of persons who were identified as being qualified director candidates by management and the Board of Directors. The Nomination, Compensation and Governance Committee considers nominees for director that are recommended by various persons or entities, including, but not limited to, non-management directors, the chief executive officer and other executive officers of M&T Bank Corporation, and stockholders. In addition, the Nomination, Compensation and Governance Committee must take into account any contractual rights that persons or entities have with respect to nominees for director. In evaluating all nominees for director, including those recommended by stockholders, the Nomination, Compensation and Governance Committee considers whether each nominee has all the requisite experience, attributes and qualifications for board membership and not just certain specific qualities or skills.

The Nomination, Compensation and Governance Committee also is responsible for administering M&T Bank Corporation’s stock option plans, including the awarding of new grants thereunder, for administering the Annual Incentive Plan, the Directors’ Stock Plan, the M&T Bank Corporation Employee Stock Purchase Plan and, in addition, for making such determinations and recommendations as the Nomination, Compensation and Governance Committee deems necessary or appropriate regarding the remuneration and benefits of employees of M&T Bank Corporation and its subsidiaries. The Nomination, Compensation and Governance Committee, or its predecessor committee, met four times during 2003. Messrs. Pereira (Chairman), Baird and Brady served as members of the Nomination, Compensation and Governance Committee throughout 2003, and all of them are currently serving as such. In addition, Mr. Buckley became a member of the Nomination and Compensation Committee, the predecessor to the Nomination, Compensation and Governance Committee, on April 1, 2003, the effective date of the acquisition of Allfirst by M&T Bank Corporation, and is currently serving as such.

The Board of Directors has determined that the members of the Nomination, Compensation and Governance Committee have no financial or personal ties to M&T Bank Corporation (other than director compensation, equity ownership and transactions made in the ordinary course of business with its banking and other operating subsidiaries as described in this Proxy Statement) and meet the New York Stock Exchange standard for independence.

The Nomination, Compensation and Governance Committee operates pursuant to a written charter that was adopted by the Board of Directors in October 2003, a current copy of which is attached to this Proxy Statement as APPENDIX C. The Nomination, Compensation and Governance Committee Charter can also be viewed on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm. The new Nomination, Compensation and Governance Committee Charter provides the committee with the authority to fulfill its obligations under SEC and New York Stock Exchange requirements.

Executive Committee. The Board of Directors has empowered its Executive Committee to act in the board’s place when the Board of Directors is not in session, during which time the Executive Committee possesses all of the board’s powers in the management of the business and affairs of M&T Bank Corporation except as otherwise limited by law. The Executive Committee met once during 2003. Messrs. Wilmers (Chairman), Baird, Bennett and Garman served as members of the Executive Committee throughout 2003, and all of them are currently serving as such. In addition, Mr. Buckley became a member of the Executive Committee on April 1, 2003, the effective date of the acquisition of Allfirst by M&T Bank Corporation, and Mr. Sadler became a member of the Executive Committee on July 15, 2003, and each of them is currently serving as such.

The Executive Committee operates under a written charter setting out the functions and responsibilities of this committee, a copy of which is attached to this Proxy Statement as APPENDIX D. A copy of the charter can also be viewed on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm.

CODES OF BUSINESS CONDUCT AND ETHICS

M&T Bank Corporation has historically provided all of its new employees with a copy of an employee handbook that has included a code of business ethics. In addition, M&T Bank Corporation has required new employees to certify that they are responsible for reading and familiarizing themselves with the employee handbook and its contents, including the code of business ethics, and adhering to such policies and procedures.

In October 2003, the Board of Directors adopted a new Code of Business Conduct and Ethics for its directors, officers, employees, as well as its agents and representatives, including consultants. The Code of Business Conduct and Ethics requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interests of M&T Bank Corporation. In addition, the Code of Business Conduct and Ethics encourages individuals to report any illegal or unethical behavior that they observe. The Code of Business Conduct and Ethics is a guide to help ensure that all our employees live up to the highest ethical standards.

The Board of Directors also adopted a Code of Ethics for CEO and Senior Financial Officers in October 2003 that applies to the chief executive officer, the chief financial officer, the controller and all other senior financial officers designated by the chief financial officer from time to time. This code of ethics supplements the Code of Business Conduct and Ethics and is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters.

Copies of the Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers are available for viewing on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm. M&T Bank Corporation has also filed a copy of the Code of Ethics for CEO and Senior Financial Officers as an exhibit to M&T Bank Corporation’s 2003 Annual Report on Form 10-K.

As is permitted by SEC rules, M&T Bank Corporation intends to post on its website any amendment to or waiver from any provision in the Code of Ethics for CEO and Senior Financial Officers that applies to the chief executive officer, the chief financial officer, the controller, or persons performing similar functions, and that relates to any element of the standards enumerated in the rules of the SEC.

SOLICITATION COSTS

The cost of soliciting proxies in the accompanying form will be borne by M&T Bank Corporation. The solicitation is being made by mail, and may also be made by telephone or in person using the services of a number of regular employees of M&T Bank Corporation and its subsidiary banks at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by M&T Bank Corporation for expenses incurred in sending proxy material to beneficial owners of the Common Stock.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the Board of Directors or individual directors by submitting their written correspondence to M&T Bank Corporation’s Corporate Secretary, One M&T Plaza, Buffalo, New York 14203. The Corporate Secretary may facilitate such direct communications with the Board of Directors or individual directors by reviewing, sorting and summarizing such communications. All such communications will be referred to the Board of Directors or individual directors for consideration unless otherwise instructed by the Board of Directors.

STOCKHOLDER PROPOSALS

Under M&T Bank Corporation’s Bylaws, no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board of Directors or by a stockholder entitled to vote who has delivered notice to M&T Bank Corporation (containing information specified in the Bylaws) not less than 120 days prior to the anniversary of the date on which M&T Bank Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in M&T Bank Corporation’s proxy statement. A stockholder wishing to submit a proposal for consideration at the 2005 Annual Meeting of Stockholders, either under SEC Rule 14a-8 or otherwise, should do so no later than November 6, 2004.

OTHER MATTERS

The Board of Directors of M&T Bank Corporation is not aware of any matters not referred to in the enclosed proxy that will be presented for action at the 2004 Annual Meeting of Stockholders. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.

March 10, 2004

APPENDIX A

M&T BANK CORPORATION
CORPORATE GOVERNANCE STANDARDS

     Director Qualifications. The Board will have a majority of Directors who meet the criteria for independence required by the New York Stock Exchange. The Nomination, Compensation and Governance Committee is responsible for reviewing the qualifications and independence of the members of the Board and its various committees as well as the composition of the Board as a whole. This assessment will include members’ qualification as independent, as well as consideration of diversity, age, skills, and experience in the context of the needs of the Board. Nominees for Directorship will be recommended to the Board by the Nomination, Compensation and Governance Committee in accordance with the policies and principles in its charter. The invitation to join the Board should be extended by the Board itself, by the Chairman of the Nomination, Compensation and Governance Committee and the Chairman of the Board.

     The Board believes that former executives of M&T Bank Corporation should not serve on the Board, unless so approved by the majority of the Board.

     Where individual Directors change their principal occupations, positions or responsibilities they held when they were elected to the Board, they should volunteer to resign from the Board. It is not the sense of the Board that in every instance the Directors who retire or change from the position they held when they joined the Board should necessarily leave the Board. There should, however, be an opportunity for the Board through the Nomination, Compensation and Governance Committee to review the continued appropriateness of Board membership under the circumstances.

     Directors should advise the Chairman of the Board and the Chairman of the Nomination, Compensation and Governance Committee in advance of accepting an invitation to serve on another public company board. There should be an opportunity for the Board through the Nomination, Compensation and Governance Committee to review the Director’s availability to fulfill his or her responsibilities as a Director if he or she serves on more than three other public company boards, and such review may include due consideration that a Director was serving on other public company boards prior to the adoption of these Corporate Governance Standards. No director shall stand for election or reelection after attaining 70 years of age, unless excepted by the Board.

     All directors will stand for election at each annual meeting of stockholders. The Board does not believe it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they have the disadvantage of losing the contribution of Directors who have been able to develop, over a period of time, increasing insight into the Corporation and its operations and, therefore, provide an increasing contribution to the Board as a whole.

     Over time, each Director is required to be the beneficial owner of shares of M&T Bank Corporation common stock equal to 5 times the amount of the retainer fee that the Director receives during a full year of service. Directors who receive no personal compensation for their service shall not be subject to this requirement.

     Director Responsibilities. The basic responsibility of the Directors is to exercise their business judgment in good faith and to act in what they reasonably believe to be in the best interests of M&T Bank Corporation and its stockholders. In discharging that obligation, Directors should be entitled to rely on the honesty and integrity of their fellow Directors and M&T Bank Corporation’s senior executives and outside advisors and auditors as well as other persons, information and documentation as is consistent with applicable law.

     The Directors shall also be entitled to have M&T Bank Corporation purchase reasonable Directors’ and officers’ liability insurance on their behalf, to the benefits of indemnification to the fullest extent permitted by law and M&T Bank Corporation’s certificate of incorporation, by-laws and any indemnification agreements, and to exculpation as provided by state law and the Corporation’s certificate of incorporation and by-laws.

     Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the Directors before the meeting, and Directors should review these materials in advance of the meeting.

     Directors are also expected to attend the annual meeting of stockholders or such other meeting of stockholders where the stockholders are voting on a full slate of nominees for director.

     The Board’s policy is not to mandate the separation of the offices of Chairman and the Chief Executive Officer. The Board believes that this issue is part of the succession planning process, which is overseen by the Nomination, Compensation and Governance Committee, and that it is in the best interests of M&T Bank Corporation for the Board to make a determination when it elects a new chief executive officer. The Board will elect a non-executive Vice Chairman who will perform the duties of a “lead outside Director.” Both the Chairman and non-executive Vice Chairman of the Board will be elected annually by the Board. The non-executive Vice Chairman will chair the Nomination, Compensation and Governance Committee and preside at meetings of the Nomination, Compensation and Governance Committee to evaluate the CEO’s performance.

     The Board will establish its meeting schedule for the ensuing year. The Chairman will establish the regular agenda for each Board meeting. Once per year the Chairman will establish a schedule of periodic agenda subjects to be discussed during the year (to the degree this can be foreseen). Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review and approve M&T Bank Corporation’s operating and capital expenditure budgets annually. Stockholders may communicate with the Board or individual Board members by submitting their written correspondence to the Corporate Secretary at the headquarters of M&T Bank Corporation. The Corporate Secretary may facilitate such direct communications with the Board or individual Board members by reviewing, sorting and summarizing such communications. All such communications will be referred to the Board or individual Board members for consideration unless the Corporate Secretary is otherwise instructed by the Board.

     The non-management Directors will meet at regularly scheduled executive sessions without management. The name of the Director who will preside at these meetings, or the method by which the presiding Director of each session is selected, will be determined by the non-management Directors and disclosed in the annual proxy statement. The manner in which interested parties can make their concerns known to non-management Directors pursuant to direct and confidential communication with the presiding Director or the non-management Directors as a group will also be disclosed in the annual proxy statement.

     The Board believes that the management speaks for M&T Bank Corporation. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with M&T Bank Corporation. But it is expected that Board members will do this only with the knowledge of the management and, absent unusual circumstances or as contemplated by the committee charters, only at the request of management.

     Board Committees. Membership on committees of the Board will be appointed annually by the Board. The Board will have at all times an Audit Committee and a Nomination, Compensation and Governance Committee. All of the members of these committees will be independent Directors under the criteria established by the New York Stock Exchange. The Board will also have an Executive Committee and such other additional standing and temporary committees as appropriate. In general, committee members will be appointed by the Board with consideration of the desires of individual Directors.

     The charters of the Executive Committee, the Nomination, Compensation and Governance Committee and the Audit Committee will set forth the purposes, goals and responsibilities of the committees as well as certain specific qualifications for committee membership and procedures for committee member appointment; in addition, the charters will address committee reporting to the Board. The charters will also provide that each such committee will annually evaluate its performance.

     The chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year each committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all Directors.

     The Board and each committee have the power to hire at the expense of M&T Bank Corporation independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of M&T Bank Corporation in advance.

     Director Access to Officers and Employees. Directors have full and free access to officers and employees of M&T Bank Corporation and its subsidiaries. Any meetings or contacts that a Director wishes to initiate may be arranged through the CEO or the Corporate Secretary or directly by the Director. The Directors will use their judgment to ensure that any such contact is not disruptive to the business operations of M&T Bank Corporation and will, to the extent appropriate, copy the CEO on any written communications between a Director and an officer or employee of M&T Bank Corporation.

     The Board welcomes regular attendance at each Board meeting of the appropriate representatives of senior management of M&T Bank Corporation and its subsidiaries as shall be determined from time to time, subject to the Board’s right in all instances to meet in executive session or with a more limited number of management representatives. If the CEO wishes to have additional M&T Bank Corporation personnel attendees on a regular basis, this suggestion should be brought to the Board for consideration.

     Compensation and Independence. The form and amount of Director compensation will be determined by the Nomination, Compensation and Governance Committee, subject to Board approval, in accordance with the policies and principles set forth in its charter and any NYSE or other applicable rules, and that committee will conduct an annual review of Director compensation. The Nomination, Compensation and Governance Committee will consider that Directors’ independence may be jeopardized through potential conflicts of interest if Director compensation and perquisites exceed customary levels, if a Director or any related interest of the Director has any material relationships with M&T Bank Corporation or any of its affiliates, if M&T Bank Corporation makes substantial charitable contributions to organizations with which a Director is affiliated, or if M&T Bank Corporation enters into consulting contracts with (or provides other indirect forms of compensation to) a Director or an organization with which the Director is affiliated.

     The independence of each director of M&T Bank Corporation will be determined by the Board after broadly considering all of the relevant facts and circumstances in accordance with applicable laws, rules and regulations and NYSE listing standards. The Board of Directors has determined that the fact of being an Allied Irish Banks, p.l.c. designee to the Board does not, standing alone, compromise a director’s independence as a member of the Board, the Executive Committee or the Nomination, Compensation and Governance Committee under the NYSE’s general independence standards. With respect to Audit Committee membership, if Allied Irish Banks, p.l.c. is deemed to be an “affiliated person” of M&T Bank Corporation for purposes of applicable laws, regulations or NYSE listing standards, then executive officers of Allied Irish Banks, p.l.c. and directors of Allied Irish Banks, p.l.c. who are also employees of Allied Irish Banks, p.l.c. could be regarded as non-independent and therefore not eligible for membership on such committee. In any event, no individual who is an officer or employee of M&T Bank Corporation or any M&T Bank Corporation subsidiary may be determined to be independent under applicable laws, rules, regulations or NYSE listing standards.

     At least one-half of each Director’s personal compensation for his or her service as a Board or committee member will be paid in shares of M&T Bank Corporation’s common stock and the remainder will be paid in cash, subject to the observance of applicable contractual commitments and other arrangements which are approved by the Board. For this purpose, “Director” means any member or advisory member of the Board of M&T Bank Corporation or any of its subsidiaries. Members of regional advisory boards and councils may elect to receive their compensation in shares of M&T Bank Corporation common stock.

     Officers’ aggregate compensation will be linked to the achievement of measured goals reviewed by the Nomination, Compensation and Governance Committee.

     Stock options will not be repriced; that is, the exercise price for an option will not be lowered even if the current market price of M&T Bank Corporation’s common stock is below the exercise price.

     Director Orientation and Continuing Education. The Corporate Secretary is responsible for coordinating new Directors’ orientation to M&T Bank Corporation in order to familiarize them with M&T Bank Corporation’s business, significant financial, accounting and risk management issues, compliance programs, Corporate Governance Standards and other matters of importance. Management will suggest agenda items for Board meetings in order to provide periodic updates to all Directors, and any Director may request the inclusion of a particular agenda item in order to facilitate the continuing orientation of each Director to the Corporation.

     Anti-Takeover Devices. M&T Bank Corporation does not have a “poison pill” or other anti-takeover device, because it believes that the way to remain independent is through superior performance in building stockholder wealth.

     Voting Rights. All holders of M&T Bank Corporation common stock shall have the same voting rights, so that different stockholders holding the same number of shares of common stock shall have identical voting rights.

     CEO Evaluation and Management Succession. The Nomination, Compensation and Governance Committee will conduct an annual review of the CEO’s performance in a meeting that is not attended by the CEO, as set forth in its charter. The Board of Directors will review the Nomination, Compensation and Governance Committee’s report in order to confirm that the CEO is providing effective leadership for the Corporation in the long- and short-term.

     The Nomination, Compensation and Governance Committee should periodically report to the Board on succession planning. The entire Board will work with the Nomination, Compensation and Governance Committee to nominate and evaluate potential successors to the CEO. The CEO should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

     Annual Performance Evaluation. The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nomination, Compensation and Governance Committee will receive comments from all Directors and report annually to the Board with an assessment of the Board’s performance. This will be discussed with the full Board following the end of each fiscal year.

     Annual Review of Corporate Governance Standards. These Corporate Governance Standards will be reviewed annually by the Board, and will be amended or supplemented from time to time as necessary or appropriate in the judgment of the Board.

APPENDIX B

M&T BANK CORPORATION
AUDIT COMMITTEE CHARTER

     Purpose. The Audit Committee is appointed by the Board to assist the Board in monitoring the integrity of the financial statements of M&T Bank Corporation; the independent auditor’s qualifications and independence; the performance of M&T Bank Corporation’s internal audit function and independent auditors; and the compliance by M&T Bank Corporation with legal and regulatory requirements.

     The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

     Committee Membership. The Audit Committee shall be comprised of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

     The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nomination, Compensation and Governance Committee. Audit Committee members may be replaced by the Board.

     Meetings. The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any director, officer or employee of M&T Bank Corporation or its subsidiaries or representatives of M&T Bank Corporation’s outside advisors or independent auditor to attend meetings of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

     Committee Authority and Responsibilities. The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

     The Audit Committee shall have unrestricted access to all data, records and employees of M&T Bank Corporation and its subsidiaries.

     The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for M&T Bank Corporation by its independent auditor, subject to the de minimus exceptions for non-audit services described in the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

     The Audit Committee shall have the authority, to the extent it deems necessary or appropriate,

to retain independent legal, accounting or other advisors. M&T Bank Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

     The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

     The Audit Committee, to the extent it deems necessary or appropriate, shall:

     1.     Financial Statement and Disclosure Matters.

1.1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in M&T Bank Corporation’s Form 10-K.

1.2.	Review and discuss with management and the independent auditor M&T Bank Corporation’s quarterly financial statements on Forms 10-Q, including the results of the independent auditor’s reviews of quarterly financial statements. Whenever possible, these reviews will occur prior to the filing of Forms 10-Q.

1.3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of M&T Bank Corporation’s financial statements, including any significant changes in M&T Bank Corporation’s selection or application of accounting principles, any major issues as to the adequacy of M&T Bank Corporation’s internal controls and any special steps adopted in light of material control deficiencies.

1.4.	Review and discuss quarterly reports from the independent auditors on:

1.4.1.	All critical accounting policies and practices used.

1.4.2.	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

1.4.3.	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

1.5.	Discuss with management M&T Bank Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

1.6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on M&T Bank Corporation’s financial statements.

1.7.	Discuss with management M&T Bank Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including M&T Bank Corporation’s risk assessment and risk management policies.

1.8.	Discuss with the independent auditor the matters required to be discussed by Statements on Auditing Standards Nos. 61 and 90 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

1.9.	Review disclosures made to the Audit Committee by M&T Bank Corporation’s CEO and CFO during their certification process for the Form10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in M&T Bank Corporation’s internal controls.

1.10.	Review and discuss significant disclosure issues considered by the Disclosure Policy Committee.

     2.     Oversight of M&T Bank Corporation’s Relationship with the Independent Auditor.

2.1.	Review and evaluate the lead partner of the independent auditor team.

2.2.	Obtain and review a report from the independent auditor at least annually regarding; the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm; any steps taken to deal with any such issues; and all relationships between the independent auditor and M&T Bank Corporation. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

2.3	Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is necessary to replace the independent auditing firm.

2.4.	Recommend to the Board policies for M&T Bank Corporation’s hiring of employees or former employees of the independent auditor who had significant decision-making authority or who participated in an audit management capacity in the audit of M&T Bank Corporation.

2.5.	Discuss with the independent auditor issues on which they were consulted by M&T Bank Corporation’s audit team and matters of audit quality and consistency.

2.6.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

3.	Oversight of M&T Bank Corporation’s Internal Audit Function.

3.1.	Review the appointment, replacement and compensation of the senior internal auditing executive.

3.2.	Confirm and assure the independence of the senior internal auditing executive.

3.3.	Discuss with the senior internal auditing executive and management the internal audit department’s responsibilities, budget and staffing.

3.4.	Review and approve the annual internal audit plans.

3.5.	Consider, in consultation with the senior internal auditing executive and the independent auditor, the audit scope and plan of the internal audit department and the outside auditor, and the coordination of audit efforts to ensure the completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

3.6.	Periodically, review performance versus plan and review and approve recommended changes in the planned scope of the internal audit plans.

3.7.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

3.8.	Review with the senior internal audit executive any difficulties encountered during the course of any internal audits, including any restrictions on the scope of audit work or access to required information.

3.9.	Review with the senior internal auditing executive the internal audit department’s compliance with the Institute of Internal Auditors’ “Standards of the Professional Practice of Internal Auditing.”

4.	Compliance Oversight Responsibilities.

4.1.	Obtain from the independent auditor assurance that if it detects or becomes aware of any illegal act, that the Audit Committee will be adequately informed and provided with a report if required under the Exchange Act.

4.2.	Obtain reports from management and M&T Bank Corporation’s senior internal auditing executive that M&T Bank Corporation and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and M&T Bank Corporation’s Code of Business Conduct and Ethics and Code of Ethics for CEO and Senior Financial Officers. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to M&T Bank Corporation’s policies and procedures regarding compliance with applicable laws and regulations and with M&T Bank Corporation’s Code of Business Conduct and Ethics and Code of Ethics for CEO and Senior Financial Officers.

4.3.	Establish procedures for the receipt, retention and treatment of complaints received by M&T Bank Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4.4.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding M&T Bank Corporation’s financial statements or accounting policies.

4.5.	Discuss with M&T Bank Corporation’s General Counsel legal matters that may have a material impact on the financial statements or M&T Bank Corporation’s compliance policies.

     Limitation of Audit Committee’s Role. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that M&T Bank Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

APPENDIX C

M&T BANK CORPORATION
NOMINATION, COMPENSATION AND GOVERNANCE COMMITTEE CHARTER

               Purposes. The Nomination, Compensation and Governance Committee’s purposes are:

•	Compensation. To discharge the Board’s responsibilities relating to compensation of officers and employees of M&T Bank Corporation, including its Chief Executive Officer and its executive officers, and has overall responsibility for approving and establishing all compensation plans, policies and programs relating to compensation and employee benefits.

•	Nomination and Governance. To assist the Board by identifying individuals who are qualified to become Board members, and to recommend to the Board the director nominees for the next annual meeting of stockholders; to recommend to the Board the M&T Bank Corporation Corporate Governance Standards; to lead the Board in its annual review of the Board’s performance; and to recommend to the Board director nominees for each committee.

               Committee Membership. The Nomination, Compensation and Governance Committee shall consist of no fewer than three members. The members of the Nomination, Compensation and Governance Committee shall meet the independence requirements of the New York Stock Exchange.

               The members of the Nomination, Compensation and Governance Committee shall be appointed and replaced by the Board.

               Meetings. The Nomination, Compensation and Governance Committee shall meet as often as it determines, but not less frequently than quarterly. The committee may request any officer or employee of M&T Bank Corporation to attend its meetings.

               Committee’s Nomination and Governance Authority and Responsibilities.

•	The Nomination, Compensation and Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Nomination, Compensation and Governance Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

•	The Nomination, Compensation and Governance Committee shall actively seek individuals qualified to become board members for recommendation to the Board, and will consider nominees recommended by stockholders that are properly submitted in writing to the Corporate Secretary, which stockholder-recommended nominees will be evaluated in the same manner as all other nominees for director.

•	The Nomination, Compensation and Governance Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board’s and management’s performance, to be discussed with the full Board following the end of each fiscal year.

•	The Nomination, Compensation and Governance Committee shall review and reassess the adequacy of the M&T Bank Corporation Corporate Governance Standards and recommend any proposed changes to the Board for approval.

•	The Nomination, Compensation and Governance Committee shall make regular reports to the Board.

               Committee’s Compensation Authority and Responsibilities.

•	The Nomination, Compensation and Governance Committee shall periodically review and make recommendations to the Board with respect to the compensation and benefits of directors, including under any incentive compensation plans and equity-based compensation plans.

•	The Nomination, Compensation and Governance Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist it in the evaluation of director, CEO or executive officer compensation and shall have sole authority to approve the consultant’s fees and the other terms and conditions of the consultant’s retention. The Nomination, Compensation and Governance Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

•	The Nomination, Compensation and Governance Committee shall annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and recommend to the independent members of the Board the CEO’s overall compensation levels based on this evaluation. In evaluating the incentive components of CEO compensation, the Compensation Committee shall consider M&T Bank Corporation’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years. Notwithstanding the foregoing, if any grant or award to the CEO is intended to qualify for the performance-based compensation exemption from the limitations on deductibility of executive compensation imposed by Section 162(m) of the Internal Revenue Code or any successor thereto, the Nomination, Compensation and Governance Committee, rather than the Board, shall approve such award, but it may refer such award to the Board for ratification.

•	The Nomination, Compensation and Governance Committee shall, at least annually, review and approve the annual base salaries and annual incentive opportunities of the CEO and executive officers. In addition, periodically and as and when appropriate, the Nomination, Compensation and Governance Committee shall review and approve the following as they affect the CEO and executive officers: all other incentive awards and opportunities, including both cash-based and equity-based awards and opportunities; any employment agreements and severance arrangements; and any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits. In addition, the Nomination, Compensation and Governance Committee shall receive periodic reports on M&T Bank Corporation’s compensation programs as they affect all employees. Finally, the Nomination, Compensation and Governance Committee shall review and approve any special or supplemental compensation and benefits for the CEO and executive officers and persons who formerly served as the CEO and executive officers, including supplemental retirement benefits and the perquisites provided to them during and after employment. All decisions of the Nomination, Compensation and Governance Committee in respect of this paragraph shall be reported to the Board.

•	The Nomination, Compensation and Governance Committee shall monitor M&T Bank Corporation’s compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to 401(k) plans and loans to directors and officers and with all other applicable laws affecting employee compensation and benefits.

•	The Nomination, Compensation and Governance Committee shall oversee M&T Bank Corporation’s compliance with the requirement under NYSE rules that shareholders approve equity compensation plans, with limited exceptions.

•	The Nomination, Compensation and Governance Committee shall produce a compensation committee report on executive compensation as required by the SEC to be included in M&T Bank Corporation’s annual proxy statement.

               Annual Performance Evaluation.

•	The Nomination, Compensation and Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Nomination, Compensation and Governance Committee shall annually review its own performance.

APPENDIX D

M&T BANK CORPORATION
EXECUTIVE COMMITTEE CHARTER

     Authority. In the interim between meetings of the Board of Directors, the Executive Committee shall have all the authority of the Board of Directors, except as otherwise provided by law.

     The Executive Committee’s authority does not extend to: (1) the submission to stockholders of any action that needs approval under the New York Business Corporation Law; (2) the filling of vacancies in the Board of Directors or in any committee thereof; (3) the fixing of compensation of the directors for serving on the Board of Directors or on any committee thereof; (4) the amendment or repeal of the Bylaws, or the adoption of any new bylaw; (5) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable; or (6) any authority granted to any other committee of the Board of Directors.

     Committee Membership. The Executive Committee shall consist of no fewer than three members, and shall be appointed and replaced by the Board of Directors. One such director shall be a designee of Allied Irish Banks, p.l.c.

     Each remaining director may serve as an alternate member of the Executive Committee, the individual selection of any alternate being hereby delegated to the Chief Executive Officer; provided, that any alternate of the Allied Irish Banks, p.l.c. designee on the Executive Committee shall be selected by such designee.

     The Chief Executive Officer of M&T Bank Corporation shall serve as Chairman of the Executive Committee.

     Each member of the Executive Committee shall meet any requisite independence and expertise requirements prescribed under applicable law or stock exchange rules.

     Meetings. The Executive Committee shall meet as often as it determines, and may also be called by the Chief Executive Officer.

D-1

PROXY
M&T BANK CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
April 20, 2004
11:00 a.m. (EDT)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Lester Eber, John A. Gonzales and J. Richard Wilson as Proxies and authorizes said Proxies, or any one of them, to represent and to vote all of the shares of common stock of M&T Bank Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 20, 2004 and any adjournments thereof (i) as designated on the items set forth on the reverse side and (ii) at the discretion of said Proxies, or any one of them, on such other matters as may properly come before the meeting.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

M&T BANK CORPORATION – ANNUAL MEETING, APRIL 20, 2004

YOUR VOTE IS IMPORTANT!

Proxy Materials are also available on-line at:

https://proxyvotenow.com/mtb
http://ir.mandtbank.com

You can vote in one of three ways:

1.	Call toll free 1-888-216-1320 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/mtb or http://ir.mandtbank.com and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

The Board of Directors of M&T Bank Corporation recommends a vote “FOR” the following proposals.	Please mark as indicated in this example	☒

	For	Withhold All	For All Except			For	Against	Abstain
1.	ELECTION OF DIRECTORS. Nominees: ☐	☐	☐	2.	TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT PUBLIC ACCOUNTANT OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2004.	☐	☐	☐
(1) William F. Allyn, (2) Brent D. Baird, (3) Robert J. Bennett, (4) C. Angela Bontempo,
(5) Robert T. Brady, (6) Emerson L. Brumback, (7) Michael D. Buckley,
(8) Patrick J. Callan, (9) R. Carlos Carballada, (10) T. Jefferson Cunningham III,
(11) Donald Devorris, (12) Richard E. Garman, (13) James V. Glynn,
	(14) Derek C. Hathaway, (15) Daniel R. Hawbaker, (16) Patrick W.E. Hodgson,			IF PROPERLY EXECUTED, THIS INSTRUCTION CARD WILL BE VOTED AS DIRECTED OR, IF NOT SPECIFIED, WILL BE DIRECTED TO VOTE FOR ALL PROPOSALS.
(17) Gary Kennedy, (18) Richard G. King, (19) Reginald B. Newman, II,
(20) Jorge G. Pereira, (21) Michael P. Pinto, (22) Robert E. Sadler, Jr.,
(23) Eugene J. Sheehy, (24) Stephen G. Sheetz, (25) Herbert L. Washington,
	(26) Robert G. Wilmers			Mark here if you plan to attend the meeting				☐

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “ For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

				Mark here for address change and note change				☐

Please be sure to date and sign this instruction card in the box below. Sign above	Date			PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give full title.

* * * IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 am, April 20, 2004. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Internet
Vote by Telephone	anytime prior to
Call Toll-Free on a Touch-Tone Phone anytime prior to	3 am, April 20, 2004, go to
3 am, April 20, 2004.	https://www.proxyvotenow.com/mtb
1-888-216-1320	or
http://ir.mandtbank.com

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS :	Access at https://www.proxyvotenow.com/mtb or http://ir.mandtbank.com

Your vote is important!